UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐  Preliminary Proxy Statement
 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
 ☐  Definitive Additional Materials
 ☐  Soliciting Material Pursuant to §240.14a-12

Mistras Group, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
 ☐  Fee paid previously with preliminary materials.
 ☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

One Source for Asset Protection Solutions®

2025

Proxy Statement

MISTRAS GROUP, INC.

Dr. Sotirios J. Vahaviolos
1946 — 2025

Remembering Dr. Sotirios J. Vahaviolos:
A Legacy of Innovation and Leadership

With deep respect and gratitude, we would like to honor the life and legacy of Dr. Sotirios J. Vahaviolos — MISTRAS Group Founder and Chairman and Chief Executive Officer for over four decades — who passed away in early 2025.

Dr. Vahaviolos' pioneering vision, leadership, and relentless innovation not only shaped MISTRAS Group into the company it is today, but also influenced the nondestructive testing (NDT) industry on a global scale.

Enduring Impact on MISTRAS Group

A true visionary, Dr. Vahaviolos envisioned the MISTRAS of today decades ago:

- **Founded and guided MISTRAS**, growing the company from a single office in 1978 to a global, NYSE publicly-listed industry leader.
- **Created a culture of excellence**, making continuous learning, collaboration, and pushing the boundaries of technology and innovation central to the MISTRAS culture.
- **Provided opportunities for thousands**, impacting the lives of MISTRAS employees and shareholders for nearly 50 years and beyond.

Transforming the NDT Industry

Dr. Vahaviolos revolutionized the asset protection industry, leaving a lasting impact on industrial safety:

- **Pioneered Acoustic Emission (AE) technology**, establishing AE as a standard method within the NDT community, which enabled Mystras to achieve a leading global market share.
- **Championed industry-wide advancements** by serving as President of the American Society for Nondestructive Testing (ASNT) and playing a key role in international NDT standardization.
- **Earned prestigious recognitions**, including being Lifetime Fellow of ASNT, IEEE, and AEWG, and receiving recognitions for individual accomplishments and lifetime contributions as an acoustic emission researcher and practitioner.

A Vision that Guides the Future

Dr. Vahaviolos' passion for innovation and dedication to excellence will always remain a driving force at MISTRAS. His unwavering belief in our mission underpins our commitment to deliver advanced technology solutions that help safeguard critical assets worldwide. As we look ahead, we draw on his legacy of leadership and ingenuity to build lasting value for all our stakeholders—employees, customers, and investors alike.

195 Clarksville Road, Princeton Junction, New Jersey 08550

Dear Mistras Shareholder:
April 9, 2025
We are pleased to invite you to attend the 2025 Annual Shareholders Meeting of Mistras Group, Inc. The annual meeting will be held on Monday, May 19, 2025, at 11:00 a.m., Eastern Time. The annual meeting will be conducted completely virtual, via a live webcast. You will be able to attend and participate in our annual meeting by visiting www.virtualshareholdermeeting.com/MG2025, where you will be able to listen to the annual meeting live, vote your shares and submit questions. There will be no physical meeting location.
At the annual meeting, you and our other shareholders will be asked to vote on the following:
•	Elect seven directors to our Board of Directors;
•
Ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Mistras Group, Inc. for the year ending December 31, 2025;

•	Approve, on an advisory basis, the compensation of Mistras Group, Inc.’s named executive officers;
•	Conduct any other business which properly comes before the meeting.
You are entitled to participate in the virtual meeting if you were a shareholder as of the close of business on March 24, 2025, the record date, or hold a legal proxy for the annual meeting provided by your bank, broker, or nominee. To participate in the annual meeting webcast at www.virtualshareholdermeeting.com/MG2025, you must enter the control number found on your proxy card, voting instruction form or notice you receive. You may vote online during the annual meeting by following the instructions available on the annual meeting website during the annual meeting. Whether or not you plan to attend the annual meeting online, we urge you to vote and submit your proxy in advance of the annual meeting by one of the methods described in the proxy materials for the annual meeting.
Sincerely,

Manuel N. Stamatakis Executive Chairman of the Board	Natalia Shuman President and Chief Executive Officer

195 Clarksville Road, Princeton Junction, New Jersey 08550

Notice of Annual Meeting
April 9, 2025
The 2025 Annual Shareholders Meeting of Mistras Group, Inc. will be held on Monday, May 19, 2025, at 11:00 a.m., Eastern Time. The meeting will be held exclusively via webcast at www.virtualshareholdermeeting.com/MG2025. There will be no physical location of the meeting and you will only be able to attend the annual meeting via the webcast. The details of the meeting are as follows:

MEETING DETAILS
Time and Date May 19, 2025 Monday at 11:00 a.m. Eastern Time	Location Webcast at www.virtualshareholdermeeting.com/MG2025	Record Date March 24, 2025

ITEMS OF BUSINESS:

1	Election of seven directors, constituting the entire Board of Directors.
2
Ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Mistras Group, Inc. for the year ending December 31, 2025.

3	Approve, on an advisory basis, the compensation of Mistras Group, Inc.’s named executive officers

Who can vote: Holders of Mistras Group, Inc. common stock as of the close of business on March 24, 2025, are entitled to vote at the meeting and any adjournment or postponement of the meeting.
Attending the Meeting: Shareholders as of the close of business on March 24, 2025, or their duly appointed proxies, may attend the meeting online. To attend the 2025 annual meeting, go to www.virtualshareholdermeeting.com/MG2025, then enter the control number found on your proxy card, voting instruction form or notice you receive. You may vote during the meeting by following the instructions available on the meeting website during the meeting.
Voting by proxy: Please submit your proxy and/or voting instructions as described in the accompanying proxy statement or other proxy materials you receive promptly so that a quorum may be represented at the meeting.
By order of the Board of Directors
MICHAEL C. KEEFE
Executive Vice President,
General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS.
This Proxy Statement and the Mistras Group, Inc. 2024 Annual Report are available electronically on the Internet at
www.proxyvote.com and on the Company’s website at http://investors.mistrasgroup.com/financial-information.

PROXY STATEMENT
General Information
We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2025 annual meeting of shareholders (“2025 Annual Meeting”) and at any adjournment or postponement of the 2025 Annual Meeting. You are invited to attend the 2025 Annual Meeting, which will take place on May 19, 2025, beginning at 11:00 a.m., Eastern Time, via a webcast over the Internet at www.virtualshareholdermeeting.com/MG2025.
The terms “Mistras,” the “Company,” “we,” “our” and “us” mean Mistras Group, Inc. and the term “Board” means our Board of Directors, unless the context indicates otherwise. We are incorporated in the State of Delaware, and our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “MG.” Our fiscal year ends December 31.
PROXY SOLICITATION
The accompanying proxy is being solicited by our Board. The notice of annual meeting and this proxy statement (“Proxy Statement”) and proxy card or voting instructions are first being distributed to shareholders on or about April 9, 2025. In addition to this solicitation, employees of the Company may solicit proxies by telephone. All costs of the solicitation of proxies will be borne by the Company. On the proxy card or voting instruction included in the materials, a shareholder of record (that is, a shareholder who holds the shares in his, her or its own name with our transfer agent, Equiniti Trust Company, LLC) may substitute the name of another person in place of those persons presently named as proxies. To vote, a substitute proxy must present adequate identification to the Corporate Secretary or Inspector of Election for the 2025 Annual Meeting before the voting occurs.
At the 2025 Annual Meeting, the proxies appointed by the Board (the persons named in the proxy card or voting instructions) will vote your shares as you instruct. If you complete and submit your proxy without indicating how you would like to vote your shares, your proxy will be voted as the Board recommends.
INTERNET AVAILABILITY OF PROXY MATERIALS
We are using the Internet as our primary means of furnishing proxy materials to shareholders as permitted by the rules of the Securities and Exchange Commission (“SEC”). Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose and how to attend the 2025 Annual Meeting via the Internet. This makes the proxy distribution process more efficient, less costly and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent electronically unless you change your election.
VOTING RECOMMENDATION OF THE BOARD
The Board recommends that shareholders vote:
•	FOR each of the seven nominees of the Board of Directors (Item 1);
•
FOR the ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Item 2); and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers (Item 3).

Mistras Group, Inc.	1	2025 Proxy Statement

SHAREHOLDERS ENTITLED TO VOTE, QUORUM
Shareholders of record of our common stock at the close of business on March 24, 2025, are entitled to notice of and to vote at the 2025 Annual Meeting and any adjournments or postponements of the meeting. Each share entitles its owner to one vote.
The holders of a majority of the shares entitled to vote at the 2025 Annual Meeting must be present or represented by proxy in order to constitute a quorum for all matters to come before the 2025 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. On the record date, we had 31,305,842 shares of common stock outstanding.
VOTES NEEDED
The following chart sets forth the proposals to be considered at the 2025 Annual Meeting, the voting choices for each proposal, the votes needed to elect directors and for each other agenda item to pass, and the manner in which votes will be counted.

	AGENDA ITEM	VOTING OPTIONS	VOTES NEEDED	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of Directors	For all nominees or withhold with respect any or all nominees.	Plurality, meaning the seven nominees receiving the most votes for their election will be elected.	No effect	No effect. No broker discretion to vote.
2	Ratification of Appointment of Auditors	For, against, or abstain.	Majority of the shares present or represented at the meeting and entitled to vote on the matter.	Counted as vote. Same effect as vote against.	Brokers have discretion to vote.
3	Advisory Vote on the compensation of our named executive officers	For, against, or abstain.	Majority of the shares present or represented at the meeting and entitled to vote on the matter.	Counted as vote. Same effect as vote against.	No effect. No broker discretion to vote.

For Item 1, Election of Directors, as set forth in the Director Resignation Policy described on page 9, each director has agreed that if he or she receives more “Withheld” votes than “For” votes, the director will tender his or her resignation for consideration by the Corporate Governance Committee and the independent members of the Board.
HOW TO VOTE

Vote by Internet You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card	Vote by Mail You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.	Vote Online at the Meeting You can vote at the meeting at www.virtualshareholdermeeting.com/ MG2025

Shares held in your name as the shareholder of record may be voted by you online at the 2025 Annual Meeting. Shares held beneficially in street name may be voted by you online at the 2025 Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2025 Annual Meeting online, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting online.
You have the option of voting your shares over the Internet, by telephone or completing and returning a proxy card or voting instruction card. Voting over the Internet or telephone authorizes the named proxies to vote your shares as you direct. If you receive paper copies of our proxy materials and/or a proxy card or voting instruction card, you can also vote by marking, signing,real quick Hva e acall in 4 minutesand returning your proxy card or voting instruction card as directed in the materials you receive. More information on how to vote by proxy is included in the proxy materials.

Mistras Group, Inc.	2	2025 Proxy Statement

If any matters are properly presented for consideration at the 2025 Annual Meeting, the persons named in the proxy card will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the 2025 Annual Meeting.
CHANGING YOUR VOTE
You may change your vote at any time before the proxy is exercised. If you vote by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting online during the 2025 Annual Meeting or by giving written notice to the Secretary at 2025annualmeeting@mistrasgroup.com. If you vote over the Internet or by telephone, you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting online during the 2025 Annual Meeting. Attending the meeting online will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Corporate Secretary or Inspector of Election before the proxy is exercised or you vote online at the 2025 Annual Meeting via the webcast.
EFFECT OF NOT CASTING YOUR VOTE
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are a record holder of your shares of Mistras common stock. If you hold your shares through a bank, broker or other intermediary, which is commonly referred to as holding your shares in “street name,” you are a beneficial holder but not a record holder. If you hold your shares in street name and want your shares to count on Item 1 (election of directors), or Item 3 (advisory vote on executive compensation), you will need to instruct your bank or broker how you want your shares voted. If you hold your shares in street name and you do not instruct your bank or broker how to vote on Items 1 or 3, no votes will be cast on your behalf on any of these items for which you did not provide voting instructions. Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2). Abstentions for Items 2 or 3 will have the practical effect of a vote against such Item.
If you are a shareholder of record and do not return your proxy or attend the 2025 Annual Meeting online, your shares will not be considered present at the 2025 Annual Meeting for voting purposes or determining whether we have a quorum, and no votes will be cast for your shares at the meeting. If you return your proxy but do not cast your vote on your proxy, your shares will be voted as directed by the Board, which will be in favor of all the nominees listed in Item 1 and in favor of Items 2 and 3. If you return your proxy but abstain from voting on one or more of the items of business, no votes will be cast on your behalf on any of the items of business at the 2025 Annual Meeting on which you abstained, but your shares will be counted for determining whether a quorum is present to conduct the 2025 Annual Meeting.
ATTENDING THE MEETING
You are entitled to attend the 2025 Annual Meeting only if you were a Mistras shareholder or joint holder as of the record date, the close of business on March 24, 2025, or you hold a valid legal proxy for the 2025 Annual Meeting. We will be hosting the 2025 Annual Meeting live via webcast, with no physical location. A summary of the information you need to attend the 2025 Annual Meeting online is provided below:
•	Any shareholder can attend the 2025 Annual Meeting live via the Internet at: www.virtualshareholdermeeting.com/MG2025.
•	Webcast starts at 11:00 a.m. Eastern time on Monday, May 19, 2025.
•
Please have your control number to access the 2025 Annual Meeting webcast. The control number appears on the proxy card, in the Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MG2025.
•	Shareholders may vote and submit questions while attending the 2025 Annual Meeting on the Internet.
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/MG2025 on the day of the 2025 Annual Meeting.

Mistras Group, Inc.	3	2025 Proxy Statement

TABULATING THE VOTES
A representative from Broadridge Financial Services will tabulate the votes and will serve as Inspector of Election for the 2025 Annual Meeting.
VOTING RESULTS
We will announce preliminary voting results at the meeting. Voting results will also be disclosed in a Form 8-K filed with the SEC soon after the meeting, which will also be available on our website.

Mistras Group, Inc.	4	2025 Proxy Statement

Corporate Governance
OVERVIEW
Our Board is committed to maintaining good corporate governance practices and believes this is an important element of our long-term success and the enhancement of shareholder value. The Board has adopted and adheres to corporate governance guidelines and practices that the Board and senior management believe are sound and promote this purpose. Our Board continuously reviews our governance practices and updates them, as appropriate, based upon Delaware law (the state in which we are incorporated), NYSE rules and listing standards, and SEC regulations, as well as best practices suggested by recognized governance authorities.
All our relevant corporate governance documents are available on the corporate governance section of the investor page of our website at http://investors.mistrasgroup.com/governance.cfm. At this site, shareholders can view our:
Committee Charters
•	Audit Committee Charter
•	Compensation Committee Charter
•	Corporate Governance Committee Charter
•	Environmental, Social, and Safety Committee Charter
Key Governance Policies and Guidelines
•	Corporate Governance Guidelines
•	Director Nominating Process and Policy
•	Director Qualification Criteria
•	Director Resignation Policy
•	Related Person Transaction Policy
•	Stock Ownership Guidelines
•	Securityholder Communication Policy
•	Policies and Guidelines Regarding
Conduct
•	Code of Conduct
•	Code of Ethics for Principal Executive and Senior Financial Officers
•	Complaint Procedures for Accounting and Auditing Matters
•	Insider Trading Compliance Policy
•	Incentive Compensation Recoupment Policy for Executive Officers

Mistras Group, Inc.	5	2025 Proxy Statement

BOARD OF DIRECTORS AND DIRECTOR INDEPENDENCE
Our Board has set the number of directors for the Board at seven and currently the seven members consist of Nicholas DeBenedictis, James J. Forese, Richard H. Glanton, Michelle J. Lohmeier, Charles P. Pizzi, Natalia Shuman, and Manuel N. Stamatakis.
In February 2025, the Board and Corporate Governance Committee undertook a review of the independence of the directors and considered whether any director has a relationship with us that would preclude a determination of independence within the meaning of the rules of the NYSE. As a result of this review, our Board determined that Ms. Lohmeier and Messrs. DeBenedictis, Forese, Glanton and Pizzi, representing five of our seven current directors, are “independent directors” as defined under the NYSE rules because none of these directors had any material relationships with the Company.
COMMITTEES OF THE BOARD
Our Board has four standing committees: Audit Committee, Compensation Committee, Corporate Governance Committee and Environmental, Social and Safety Committee. Each committee operates pursuant to a written charter and all committees are comprised solely of independent directors. The composition of the committees is set forth below and a description of each committee follows.

Director	Audit Committee	Compensation Committee	Corporate Governance Committee	Environmental, Social and Safety Committee
Nicholas DeBenedictis
James Forese
Richard Glanton
Michelle Lohmeier
Charles Pizzi

  = Chair       = Member
Audit Committee
Our Board has determined that each member of our Audit Committee meets the requirements for independence and financial literacy and that Messrs. DeBenedictis and Forese qualify as audit committee financial experts under the applicable requirements of the NYSE and SEC rules and regulations. The Audit Committee is responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements and accounting matters;
•	reviewing the adequacy and effectiveness of our internal control policies and procedures;
•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	preparing the audit committee report included in our proxy statement; and
•	overseeing our risk management and information technology and data security functions, including cybersecurity.

Mistras Group, Inc.	6	2025 Proxy Statement

Compensation Committee
All the members of our Compensation Committee qualify as independent. The Compensation Committee is responsible for, among other things:
•
reviewing and approving the following for our executive officers: annual base salaries, cash and equity incentive compensation, including specific goals, targets and amounts, other equity compensation, employment agreements, severance and change in control arrangements and any other benefits, compensation or arrangements;

•	reviewing and approving the compensation discussion and analysis and issuing the compensation committee report included in our proxy statement;
•	appointing, overseeing and determining the work and compensation of any compensation consultant, independent legal counsel or other adviser retained by the compensation committee; and
•	administering, reviewing and making recommendations with respect to our equity compensation plans.
Corporate Governance Committee
Our Corporate Governance Committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending to the Board nominees for election at each annual meeting of shareholders;
•	reviewing our corporate governance principles and practices and recommending changes, as appropriate, in light of developments in governance practices;
•	overseeing the evaluation of our Board and management;
•	reviewing succession planning;
•	recommending members for each Board committee to our Board;
•	reviewing compensation programs for our outside directors; and
•	reviewing and monitoring our code of conduct and actual and potential conflicts of interest of members of our Board and our executive officers.
Environmental, Social and Safety Committee
Our Environmental, Social and Safety Committee is responsible for, among other things:
•
reviewing and providing guidance to management on environmental and sustainability issues and impacts, and the integration of environmental compliance and sustainability into the Company’s business, including innovation, product design, manufacturing and sourcing, and operations;

•	reviewing and overseeing the Company’s health and safety programs, policies and practices;
•
reviewing and overseeing management’s social responsibility programs, policies and practices, including those involving corporate social responsibility, human rights, and workplace diversity and inclusion;

•	overseeing the Company’s management of its risks and opportunities related to climate change and direct any findings related to such matters to any other appropriate committee of the Board.
•	reviewing the activities of the Company’s community and social impact initiatives;
•	reviewing the reporting to various stakeholders regarding corporate social responsibility; and
•
reviewing and providing guidance to management and reporting to the Board the involvement of significant corporate social responsibility issues in major business decisions, to protect the Company’s goodwill and human and intellectual capital.

Mistras Group, Inc.	7	2025 Proxy Statement

BOARD LEADERSHIP STRUCTURE
Under our corporate governance guidelines, the Board does not have a policy on whether the roles of the Chairman and Chief Executive Officer, or CEO, should be separate or combined. The Board believes it should be free to determine what is best for the Company at a given point in time, as different leadership structures for a board of directors have their own advantages and disadvantages, which must be considered in the context of the specific circumstances, culture and challenges facing a company.
For several years, the Board has separated the roles of Chairman and CEO. However, with the dismissal of Dennis Bertolotti as CEO in October 2023 and the retirement of Dr. Vahaviolos as Chairman, the Board appointed Manuel “Manny” Stamatakis, formerly the lead director, to the position of Chairman of the Board and Interim President and CEO. Accordingly, these roles were combined, but this was always intended to be a temporary situation. While this combination of roles existed, the Board appointed James Forese as the Lead Director to serve in the role Mr. Stamatakis held previously.
With the hiring of Natalia Shuman as our President and CEO effective January 1, 2025, Manny Stamatakis retained a management role as Executive Chairman, the Board resumed the structure it adopted previously of separating the roles of Chairman and CEO, and retained an independent director as lead director.
LEAD DIRECTOR
The Board established the position of independent Lead Director, which the Board determined should be the chair of the Corporate Governance Committee. The Lead Director serves as a liaison between management and non-management members of the Board; participates in setting the agenda for Board meetings; leads the executive sessions, including follow-up actions; and is involved in other governance matters. Manny Stamatakis served as the chair of the Corporate Governance Committee and the Lead Director until his appointment as Interim President and CEO, in October 2023, at which time the Board appointed Mr. Forese to serve as Lead Director and Chair of the Corporate Governance Committee. With Manny Stamatakis remaining in an executive position as Executive Chairman, the Board has decided that Jim Forese shall remain in the position of Lead Director.
CODE OF ETHICS AND CODE OF CONDUCT
We have a Code of Ethics for Executive Officers and Senior Financial Officers and Managers, which applies to our CEO, chief financial officer (“CFO”), chief accounting officer, all other executive officers, the controller, the treasurer, the director of audit, the director of tax, the managing directors and controllers of international operations and other finance and accounting managers designated by the CEO or the CFO. This code of ethics requires that our leaders covered by the code act with honesty, integrity and a high level of ethics. This code also requires full, fair, timely and accurate reporting and disclosure of information in our reports to the SEC and to the public. We also have a Code of Conduct that applies to all our employees, officers and directors. Our Code of Conduct establishes guidelines for honesty and professionalism we expect all Mistras directors, officers and employees to follow at all times when representing or working for Mistras and is intended to foster an atmosphere of high integrity and accountability.
The Code of Conduct requires directors and all employees to comply with all laws and regulations and addresses issues such as dealing with customers and suppliers, protecting valuable company assets, avoiding conflicts of interest, and other matters involving good corporate conduct.
NOMINATION OF DIRECTORS
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and for recommending nominees to the Board for election at the annual meeting of shareholders or to fill vacancies on the Board between shareholder meetings. To facilitate this process, the Corporate Governance Committee and the Board adopted our Director Nominating Process and Policy and the Director Qualification Criteria. The Director Nominating Process and Policy and the Director Qualification Criteria articulate a process and qualifications that are clear, specific and prudent to help the Corporate Governance Committee and the Board identify and select qualified directors to meet our needs and provide a well-functioning Board.
In accordance with the policy, the Corporate Governance Committee considers the Board’s current and anticipated strengths and needs. Among the criteria considered by the committee are experience or expertise in accounting, finance, management, international business, compensation, corporate governance, strategy, general business matters and industry knowledge, as well as diversity within the Board. The Board and the Corporate Governance Committee take diversity into account when considering potential director candidates.

Mistras Group, Inc.	8	2025 Proxy Statement

As set forth in the Director Qualification Criteria, the Board seeks candidates for director who possess the following: (1) the highest level of integrity and ethical character, (2) personal and professional reputation consistent with the Company’s image and reputation, (3) sound judgment, (4) financial literacy and a sound understanding of business strategy, business environment, corporate governance and board operations, (5) independence, (6) significant experience and proven superior performance in professional endeavors, (7) an appreciation for board and team performance, (8) the commitment to devote the time necessary for service on our Board, (9) skills in areas that will benefit the Board and (10) the ability to make a long-term commitment to serve on the Board. The Corporate Governance Committee is also cognizant of having at least one independent director who meets the definition of an audit committee financial expert under SEC rules. As part of its in-depth review of its committee charters and governance policies and practices described below, the Board also added to the Director Qualification Criteria that the Board shall strive to have directors who are diverse in experience, gender, race, ethnicity and age.
The Corporate Governance Committee may rely on various sources to identify potential director nominees. These include input from directors, management, others the Corporate Governance Committee considers reliable, and professional search firms. The Corporate Governance Committee will consider director nominations made by a shareholder or other sources (including self-nominees) if these individuals meet our Director Qualification Criteria. If a candidate proposed by a shareholder or other source meets the criteria, the individual will be considered on the same basis as other candidates. For consideration by the Corporate Governance Committee, the submission of a candidate must be sent to the attention of the Corporate Secretary at our headquarters at 195 Clarksville Road, Princeton Junction, New Jersey 08550. The submission should be received by January 2, 2026 in order to receive adequate consideration for the 2026 annual meeting and must include sufficient details to demonstrate that the potential candidate meets the Director Qualification Criteria. For a shareholder to nominate a director for election, the shareholder must meet the requirements of our bylaws and make the nomination in the time required by our bylaws, as set forth on page 52 under “Shareholder Proposals and Other Matters.”
DIRECTOR RESIGNATION POLICY
The Board has a Director Resignation Policy which provides that, in an uncontested election for directors, if a nominee for director receives more votes “withheld” or “against” than votes “for” his or her election, the director will promptly tender an offer of his or her resignation following certification of the shareholder vote. An uncontested election is any election of directors in which the number of nominees for election is less than or equal to the number of directors to be elected.
The Corporate Governance Committee will consider and recommend to the Board whether to accept the resignation offer, which the independent members of the Board will decide. The Corporate Governance Committee and Board will evaluate any such tendered resignation based upon the best interests of the Company and its shareholders. When deciding the action to take, the Board could accept or turn down the offer of resignation or decide to pursue additional actions such as the following:
•	allow the director to remain on the Board but not be nominated for re-election to the Board at the next election of directors;
•	defer acceptance of the resignation until the vacancy the resignation will create can be filled by the Board with a replacement director meeting the necessary qualifications; or
•	allow the director to remain on the Board if, in the view of the Corporate Governance Committee, the director has or is expected to correct the reason for the negative vote.
In addition, the policy provides that if a director’s principal occupation or business association changes substantially during his or her tenure as a director (other than as a result of retirement), the director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee, in consultation with the Chairman of the Board, will recommend to the Board the action, if any, to be taken with respect to the resignation.
STOCK OWNERSHIP GUIDELINES AND INCENTIVE COMPENSATION RECOUPMENT POLICY
The Board adopted stock ownership guidelines for all directors and executive officers. Non-employee directors are required to hold all shares awarded during the prior three years. All our non-employee directors are in compliance with the guidelines. The guidelines for our executive officers are discussed on page 37 in the Compensation Discussion and Analysis. The Board has also adopted an Incentive Compensation Recoupment Policy (often referred to as a claw-back policy), which is also discussed on page 38 in the Compensation Discussion and Analysis.

Mistras Group, Inc.	9	2025 Proxy Statement

INSIDER TRADING COMPLIANCE POLICY
We have adopted an Insider Trading Compliance Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees of the Company and its subsidiaries that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable rules and regulations of the NYSE.
OTHER KEY GOVERNANCE MATTERS
Board Oversight of Risk Management. The Board believes that overseeing how management manages the various risks the Company faces is one of its important responsibilities. The risk oversight function is led by the Board and the Audit Committee, but some areas are administered by committees tasked by the Board with oversight of specific risks, as summarized below.

BOARD/COMMITTEE	PRIMARY AREAS OF RISK OVERSIGHT
Full Board of Directors
Strategic, financial and execution risks and exposures associated with the annual plan, and strategic planning (including matters affecting capital allocation); other matters that may present material risk to the Company’s operations, plans, prospects or reputation; and acquisitions and divestitures (including through post-closing reviews).

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, credit and liquidity matters, compliance matters, management’s risk management programs, and information technology, data and cyber security.

Corporate Governance Committee	Risks and exposures relating to our programs and policies for corporate governance and succession planning.
Compensation Committee
Risks and exposures associated with management development, and executive compensation programs and arrangements, including performance-based incentive plans. The Compensation Committee reviews compensation arrangements and programs to ensure that they do not create incentives for employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Environmental, Social and Safety Committee
Risks and exposures associated with our activities as a corporate citizen and policies in that regard, our activities pertaining to environmental matters and sustainability, and activities, policies and practices pertaining to employee and workplace safety.

The Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans.
Meetings. The following chart sets forth the number of meetings held by the Board and each of the four standing committees in 2024.

MEETINGS
Board of Directors	4
Audit Committee	7
Compensation Committee	4
Corporate Governance Committee	4
Environmental, Social and Safety Committee	4

Each director attended at least 75% of the total meetings of the Board and the committees on which the director served. Due to the interest our directors have in the activities of all committees and our meeting schedule, all our directors attended more than half of the Board committees meetings held in 2024.
Annual Meeting Attendance. The Company expects all directors (who are also all the director nominees) to attend the 2025 Annual Meeting. All our directors attended our 2024 annual shareholders meeting.

Mistras Group, Inc.	10	2025 Proxy Statement

Communication with the Board. Shareholders, employees and others may contact the Board or any of the Company’s directors (including the Lead Director) by writing to them c/o Corporate Secretary, Mistras Group, 195 Clarksville Road, Princeton Junction, New Jersey 08550. The Company’s process for handling communications to the Board or the individual directors is set forth in our Securityholder Communication Policy.
Term Limits; Mandatory Retirement. The Board has decided not to have term limits or a mandatory retirement age for directors. The Board believes that a director should be evaluated based upon his or her abilities and contributions to the Board and an assessment of that individual’s qualities and qualifications to continue to serve as a director on the Board. Term limits and mandatory retirement may deprive the Board of a valuable member with significant insight and knowledge of Mistras and our industry.
Review of Charters and Policies: The Board and the committees review all committee charters and the governance policies, guidelines and practices annually and changes are made as needed.
Review of Cyber Security: In 2024, as it has done in the past, the Audit Committee reviewed with management the Company’s information technology function, including data and cyber security, and the plans for further enhancement of these functions as technology and external threats continue to develop.
Environmental, Social and Safety: With the establishment of the Environmental, Social and Safety Committee, the Board and management have placed additional focus on our role as a member of the broader communities in which we operate and our practices around safety, health, environmental, human rights, and other social responsibility matters. More information about these endeavors and our policies, practices and activities and our first report related to these areas can be viewed on our website at https://www.mistrasgroup.com/company/esg/.
Employee, Officer and Director Hedging: Our policies regarding hedging are discussed under “Compensation Discussion and Analysis—Compensation Policies—Hedging Prohibitions” on page 38.

Mistras Group, Inc.	11	2025 Proxy Statement

Director Compensation
For 2024, the compensation program for our non-employee directors (other than Dr. Vahaviolos) provided for cash fees of $22,500 per quarter ($90,000 annually) and semi-annual equity grants of $55,000 ($110,000 annually) in shares of our common stock. The committee chairpersons received additional quarterly cash fees of $3,875 for the Audit Committee and $3,125 for the other committees and our Lead Director received $33,000 annually for those responsibilities.
The following is the compensation paid to our non-employee directors in 2024.

	FEES EARNED IN CASH	STOCK AWARDS(1)	ALL OTHER COMPENSATION	TOTAL
Nicholas DeBenedictis	$90,000	$110,000		$200,000
James Forese	$151,000	$110,000		$261,000
Richard Glanton	$102,500	$110,000		$212,500
Michelle Lohmeier	$102,500	$110,000		$212,500
Charles Pizzi	$90,000	$110,000		$200,000
Sotirios Vahaviolos(2)	$ 200,000		$100,000	$300,000

(1)	Stock awards are valued based upon the grant date fair value in accordance with FASB ASC Topic 718, which utilizes the closing price on the grant date.
(2)
Dr. Vahaviolos continued to be employed as a strategic advisor to the CEO, a position he assumed immediately upon his retirement as Executive Chairman in 2023. Dr. Vahaviolos receives a quarterly cash retainer of $50,000 ($200,000 annually) as a director and is paid an annual salary of $100,000 for his role as a strategic advisor.

For 2025, our non-employee independent directors will be paid a quarterly fee of $25,000 ($100,000 annually) and will receive an annual stock grant of $115,000 of Mistras common stock immediately after the 2025 Annual Meeting. The Audit Committee and Compensation Committee chairs will also receive additional cash fees of $3,825 per quarterly and the other committee chairs will receive additional cash fees of $3,125 per quarter. The Lead Director will continue to be paid an annual fee of $33,000 (payable quarterly).

Mistras Group, Inc.	12	2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation
During 2024, Michelle Lohmeier, as Committee Chair, James Forese and Richard Glanton served as members of our Compensation Committee. None of the members of our Compensation Committee, while serving on the Compensation Committee, has been an officer or employee of Mistras or had any other relationship with us requiring disclosure in this Proxy Statement. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Mistras Group, Inc.	13	2025 Proxy Statement

Certain Relationships, Proceedings and Related Person Transactions
POLICY AND PROCEDURE FOR APPROVAL OF RELATED PERSON TRANSACTIONS
We have a Related Person Transaction Policy, which requires review, approval or ratification by the Corporate Governance Committee for any transaction, arrangement or relationships or series of the foregoing in which we are a participant and any related person has or will have a material interest, including those for which disclosure is required under Item 404(a) of SEC Regulation S-K. Under this policy, any renewals, extensions or material amendments to a related party transaction, even if previously approved under the policy or by the Board, shall be subject to review, approval or ratification by the Corporate Governance Committee. For purposes of the policy, the term “related person” is as defined in Item 404 of SEC Regulation S-K and includes our directors, director nominees, executive officers, holders of 5% or more of our common stock, and the immediate family members of the foregoing individuals and entities.
Under the Related Person Transaction Policy, all our directors and executive officers have a duty to report to the CEO, General Counsel or Lead Director potential conflicts of interest or transactions with related persons. Management has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy.
Once a related person transaction has been identified, the Corporate Governance Committee, and in some cases the Audit Committee, will review all the relevant facts and circumstances and approve or disapprove of the entry into the transaction. The Corporate Governance Committee will take into account, among other factors, whether the transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval of a transaction by the Corporate Governance Committee is not feasible, the transaction will be considered for ratification at the Corporate Governance Committee’s next regularly scheduled meeting.
TRANSACTIONS WITH RELATED PERSONS
There are no family relationships between or among any of our directors, director nominees and executive officers.
We lease our headquarters located at 195 Clarksville Road, Princeton Junction, New Jersey, from an entity majority-owned by Dr. Vahaviolos, one of our directors in 2024 before his passing in early 2025. The lease was set to expire October 31, 2024, and in March 2024, the Company and the landlord agreed to an extension of the lease until October 31, 2026. In 2024, the monthly payments were approximately $84,500 per month.
Our subsidiary in Greece entered into an employment agreement with the daughter of Dr. Vahaviolos pursuant to which she serves as its President and Managing Director. The employment agreement provides for a monthly salary and other compensation, including incentive bonuses, plus reimbursement of certain expenses. During 2024, Dr. Vahaviolos’ daughter received approximately $136,000 in total compensation and benefits. In addition, Dr. Vahaviolos’ daughter personally guaranteed payments on certain obligations of our Greek subsidiary. We have agreed to indemnify Dr. Vahaviolos’ daughter should she make any payments or incur any costs or loss on account of her guaranty. Another daughter of Dr. Vahaviolos is a Director of Benefits and Human Resource Information Systems in the U.S. and received total compensation in 2024 of approximately $249,000, which Company management believes is in line with the total compensation of comparable positions at other companies.
Manny Stamatakis, our Chairman and Interim President and CEO, is an officer of Capital Management Enterprise (“CME”) and was previously the owner of CME. CME provides benefits consulting services to the Company. The Company did not pay any fees to CME in 2024 for these services. The compensation received by CME in 2024 for work related to Mistras was paid directly to CME by the third-party benefits providers in the form of normal and customary commissions.

Mistras Group, Inc.	14	2025 Proxy Statement

LEGAL PROCEEDINGS
In October 2016, a company filed a lawsuit in Orange County, California Superior Court against one of our directors and a director nominee, Richard Glanton, along with a privately held company for which Mr. Glanton was a director and officer, and other parties for allegedly defaulting on loans, among other allegations. In the case, styled Luxury Asset Lending, LLC v. Philadelphia Television Network, Inc., Case No. 2016-00880965, the court entered a default judgment against Mr. Glanton and the company defendant in April 2017. In April 2019, the company defendant filed a motion to set aside the default judgment against it, which the court denied. Thereafter, the Fourth District Court of Appeal of California issued an opinion (Luxury Asset Lending, LLC v. Phila. Television Network, Inc., 270 Cal. Rptr. 3d 724 (Oct. 29, 2020)) reversing the denial. The matter is ongoing.
In July 2017 and then in February 2022, Mr. Glanton filed separate voluntary proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey. The 2017 case was styled In the Matter of Richard H. Glanton, Case No. 17-bk-24279, which has been closed. The February 2022 proceeding, styled In the Matter of Richard H. Glanton, Case No. 22-bk-11055, was converted in August 2022 to a Chapter 7 proceeding and a bankruptcy trustee was appointed. The Chapter 7 trustee has filed a motion to dismiss the bankruptcy with prejudice effective April 29, 2025. These legal and bankruptcy proceedings were not related in any way to Mr. Glanton’s service on our Board.
After reviewing this information, the Board decided to renominate Mr. Glanton for election as a director at the 2024 annual meeting based on his historical performance and his long-term dedicated service on the Company’s Board, his knowledge of Mistras’ business, and the breadth of experience he possesses. The Board believes nothing has changed in the circumstances or Mr. Glanton’s performance and has decided to renominate Richard Glanton for election as a director at the 2025 Annual Meeting.

Mistras Group, Inc.	15	2025 Proxy Statement

Stock Ownership and Section 16 Compliance
STOCK OWNERSHIP
The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2025 by (1) each of our directors and nominees for director, (2) each of the executive officers named in the summary compensation table, (3) all our directors and executive officers as a group, and (4) each person or group of affiliated persons known by us to be the beneficial owners of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Shares of common stock that may be acquired by an individual or group within 60 days of March 1, 2025 pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of shares beneficially owned is computed on the basis of 31,032,045 shares of common stock outstanding as of February 28, 2025.
We believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders, except as disclosed otherwise. The address for the directors and named executive officers listed below is c/o Mistras Group, 195 Clarksville Road, Princeton Junction, NJ 08550.

Name	Shares Beneficially Owned(1)	Percentage of Class
Directors, Director Nominees and Officers	Shares(1)	Percent
Natalia Shuman	—	*
Nicholas DeBenedictis(2)	232,511	*
James J. Forese	155,734	*
Richard H. Glanton(3)	49,932	*
Michelle J. Lohmeier	77,914	*
Charles P. Pizzi	54,321	*
Manuel Stamatakis	608,599	1.9%
Edward J. Prajzner	97,849	*
Hani Hammad	47,058	*
Gennaro D’Alterio	17,429	*
John Smith	76,683	*
Directors, Director Nominees and Executive Officers as a Group(1)	1,499,324	4.8%
* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
5% Owners	Shares	Percent
Estate of Sotirios Vahaviolos(4)	6,097,026	19.6%
Mill Road Capital III, L.P. and related parties(5)	1,763,304	5.7%

Mistras Group, Inc.	16	2025 Proxy Statement

(1)
Includes all unvested restricted stock units with only time-based restrictions (“RSUs”) and stock options which are currently exercisable, or can be exercised on or before April 29, 2025, for the following amounts:

	Stock Options	RSUs	Total
Manuel Stamatakis	250,000	125,000	375,000
Edward Prajzner		43,295	43,295
Hani Hammad		47,058	47,058
Gennaro D’ Alterio		14,667	14,667
John Smith		21,940	21,940
Directors and Executive Officers as a Group	250,000	273,231	523,231

(2)	Includes 25,000 shares owned by his spouse and 93,607 owned jointly with his spouse.
(3)	Includes 2,810 shares held in trust for the benefit of his child
(4)	Address is c/o Stephanie Foglia, Mistras Group 195 Clarksville Road, Princeton Junction, NJ 08550.
(5)
Mill Road Capital III, L.P., Mill Road Capital III GP, LLC and Thomas Lynch. Address: Attn: Thomas E. Lynch, 328 Pemberwick Road, Greenwich, CT, 06831. Based solely on Schedule 13D (Amendment No. 1 filed March 6, 2025).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
We believe that during 2024, all reports for our executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except one report for a stock award was delinquent for each director and executive officer (except Ms. Shuman), one report of a sale by Richard Glanton and one report of a gift by Sotirios Vahaviolos.

Mistras Group, Inc.	17	2025 Proxy Statement

Proposals Requiring Shareholder Approval
ITEM 1:
Election of Directors
At the recommendation of the Corporate Governance Committee, the Board has recommended that all the current directors be nominated for election to the Board. Directors who are elected at the 2025 Annual Meeting will serve a one-year term expiring at the 2026 annual shareholders meeting or until their successors have been elected and qualified, or until their death or resignation.
The following contains the background, experience and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that contributed to the determination by the Corporate Governance Committee and the Board that the nominee should serve as a director. Several of our independent directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board. In addition, James Forese, Richard Glanton and Manny Stamatakis have been on our Board for over fifteen years, and all of them have a wealth of knowledge about our business, industry and corporate culture that provides great value to the functioning and decision-making of the Board.
We believe that each nominee for election as director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Mistras Group, Inc.	18	2025 Proxy Statement

NOMINEES:

Nicholas DeBenedictis	Age: 79 | Director since: 2015
Nicholas DeBenedictis served as Chief Executive Officer of Aqua America, Inc. (currently known as Essential Utilities, Inc.) from 1992 until his retirement in July 2015, and has been the Chairman of the Board of Essential Utility since May 1993, becoming the non-executive Chairman of the Board upon his retirement as CEO in 2015 and is now serving on its board as Chairman Emeritus. He also served as Chairman and Chief Executive Officer of Aqua America’s principal subsidiaries, including Aqua Pennsylvania, Inc. Mr. DeBenedictis served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon Corporation) from 1989 until 1992; as President of the Greater Philadelphia Chamber of Commerce from December 1986 to April 1989; and as the Secretary of the Pennsylvania Department of Environmental Resources from 1983 to 1986. Mr. DeBenedictis is also a former director of Exelon Corporation and P.H. Glatfelter Company, and also serves on the boards of Pennsylvania area non-profit, civic and business organizations. Mr. DeBenedictis received a B.S. in business administration and a M.S. in environmental engineering and science from Drexel University.

The Board believes that Mr. DeBenedictis is a qualified candidate because of his knowledge, experience and demonstrated success from serving for over 20 years as the chairman and chief executive officer of a substantial public company. He has also served as an executive of a major electric utility, the head of Pennsylvania’s environmental regulatory agency, and as a director of two other public companies in addition to his role as Chairman at Aqua America, including, from time to time, as a member of the corporate governance, audit, finance and compensation committees of those companies. The Board believes that the experience, insights and knowledge Mr. DeBenedictis possesses from his leadership roles in business and community activities are important qualifications, skills and experience that will provide valuable assistance to the Board and greatly contribute to the overall knowledge of the Board and its ability to address the issues confronting us and the Board.

Mistras Group, Inc.	19	2025 Proxy Statement

James J. Forese	Age: 89 | Director since: 2005
James Forese is the retired Operating Partner and Chief Operating Officer of HCI Equity Partners, positions he held when he joined the firm in July 2003 until his retirement in 2018. Prior to joining HCI Equity Partners, Mr. Forese served as Chairman, President and Chief Executive Officer of IKON Office Solutions, Inc. (formerly Alco Standard Corporation) from 1998 to 2002 and retired as Chairman in 2003. Before IKON, Mr. Forese served as Controller and Vice President of Finance at IBM Corporation and Chairman at IBM Credit Corporation. Mr. Forese was a director and Chairman of the audit committee and a member of the compensation committee and environmental, health & safety committee of Progressive Waste Solutions, and non-executive chairman from January 2010 until its merger with Waste Connections, Inc. in January 2017, and serves on the board of directors of several private companies. Mr. Forese also served as a director, audit committee chair and member of the compensation committee of Anheuser-Busch Companies Inc. from April 2003 until November 2008 and was on the board of directors of SFN Group (formerly Spherion Corporation) from 2003 until its acquisition by Randstad North America in September 2011, and was its non-executive chairman and chairman of the corporate governance and nominating committee. Mr. Forese was also formerly a director of Lexmark International, NUI Corporation, Southeast Bank Corporation, Unisource Worldwide, Inc. and American Management Systems, Inc. Mr. Forese received a B.E.E. in Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Massachusetts Institute of Technology.

The Board believes Mr. Forese, as a result of his vast experience and demonstrated success as an executive, possesses knowledge and experience in various areas, including business leadership, banking, finance, technology, and public and private company board experience, which strengthens the Board’s overall knowledge, capabilities and experience. In addition, Mr. Forese’s experience with audit committees and his financial and executive positions at HCI Equity Partners and IBM provides the Board with an audit committee financial expert which further strengthens key functions of the Board and Audit Committee, such as oversight of financial reporting and internal controls.

Mistras Group, Inc.	20	2025 Proxy Statement

Richard H. Glanton	Age: 78 | Director since: 2009
Richard Glanton founded ElectedFace Inc. in 2010, a social media platform that connects voters to elected officials who represent their political districts across America. Mr. Glanton established Glanton & Associates, LLC in June 2023, to provide corporate political & legal services. From May 2003 to May 2008, Mr. Glanton was a Senior Vice President of Corporate Development for mergers & acquisitions for Exelon Corporation and a partner at Reed Smith LLP in Philadelphia from 1986 to 2003. Mr. Glanton has served on Boards of Directors’ of several NYSE companies including Philadelphia Suburban Corporation /Aqua America, Inc. from 1995 until 2019, GEO Group Inc.,1998 until 2022, PECO Energy/ Exelon Corporation from 1990 to 2003, and General Accident Insurance Company of North America/ Commercial General Union from 1983 to 2004, of the EU stock Exchange. Mr. Glanton was President of Barnes Foundation from 1990 to 1998 in the decade of the 90s’ when it was very prominent in the art world. Mr. Glanton has more than 40 years of legal experience in law firms, over a decade of executive experience and has over 20 years of continuous experience serving on boards of public companies. Mr. Glanton received a B.A. in English from West Georgia College and a J.D. from University of Virginia School of Law.

The Board believes Mr. Glanton’s experience and knowledge in acquisitions, the power utility industry, legal and general business matters, his extensive experience as a director of publicly traded companies and his demonstrated leadership roles in other business activities are important qualifications, skills and experience that benefits the Board. His extensive corporate finance and legal knowledge also contribute to the Board’s collective knowledge, capabilities and experience.

Mistras Group, Inc.	21	2025 Proxy Statement

Michelle J. Lohmeier	Age: 62 | Director since: 2019
Michelle Lohmeier operates her own consulting firm since her retirement in April of 2021 as a strategic advisor to the Chief Executive Officer of Spirit AeroSystems. She served in this role upon her retirement in 2019 from her position as Senior Vice President and General Manager of Airbus Programs at Spirit AeroSystems, a position she held since June 2015. Prior to joining Spirit AeroSystems, Ms. Lohmeier held many senior positions during her years at Raytheon Company, her last position being Vice President of the Land Warfare Systems product line at Raytheon Missile Systems. In that position, Ms. Lohmeier had responsibility for the development and production of all Army and U.S. Marine Corps missile programs. Previously, Ms. Lohmeier was the program director at Raytheon for the design, development and production implementation of the Standard Missile-6 weapon system for the U.S. Navy. Ms. Lohmeier also served as the production chief engineer for the AMRAAM Program. In addition, Ms. Lohmeier directed Software Engineering at Raytheon, where she was responsible for software development, software quality and configuration management for all Missile Systems programs. She began her career with Hughes Aircraft Company as a system test engineer. Ms. Lohmeier became a director of Kamen Corporation in 2020, where she served on the Audit, Governance and Finance Committees until the Company was sold in 2024. She is also a Director of Smith and Wesson where she serves on the Compensation Committee, Sustainability Committee and the Audit Committee. Ms. Lohmeier has also consulted for Nammo Inc. since 2020. Ms. Lohmeier earned a bachelor’s degree and a master’s degree in systems engineering from the University of Arizona.

The Board believes that Ms. Lohmeier’s extensive knowledge and experience in the aerospace industry, business acumen and the leadership and executive skills she has demonstrated by serving in senior positions with Spirit AeroSystems and Raytheon along with her public and private company board experience provide an operational perspective that is valuable to the Board and the Company. In addition, Ms. Lohmeier’s extensive aerospace industry knowledge provides the Board with important insight into one of the Company’s strategic growth areas. Ms. Lohmeier’s experience as an operational leader involved in technology development and strategic initiatives also provides a valuable perspective for the Board.

Mistras Group, Inc.	22	2025 Proxy Statement

Charles P. Pizzi	Age: 74 | Director since: 2021
Charles Pizzi is the retired president, director and chief executive officer of Tasty Baking Company, manufacturer of Tastykake branded snack cakes. He served in these positions from 2002 to May 2011. Prior to leading Tasty Baking Company, Mr. Pizzi served as president and chief executive officer of the Greater Philadelphia Chamber of Commerce, vice chairman of the American Chamber of Commerce Executives and chairman of the Metro Council of Presidents. His career includes work with the transition teams for the former Pennsylvania Governor Tom Ridge and the former Philadelphia Mayor Ed Rendell, as well as commerce director for the City of Philadelphia. Mr. Pizzi current serve as the chairman of the board of directors of Independence Health Group, where he has been a member since 1991; a trustee of Brandywyne Realty Trust since 1996 (is currently chair of the Corporate Governance Committee and a member of the Compensation Committee and Executive Committee); a trustee of Pennsylvania Real Estate Investment Trust since May 2013; and a trustee emeriti of Drexel University. Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia from 2006 to December 2011, serving as chairman from January 2010 to December 2011. He also previously served as a director of the Philadelphia Stock Exchange from 1998 until it was acquired by NASDAQ in July 2008; on the board of governors of NASDAQ OMX PHLX, Inc. from August 2008 to March 2009; as a director of Allied Security Holdings LLC from 2011 to 2016; and as a director of PHH Corporation from 2011 to 2018. Mr. Pizzi holds a bachelor’s degree from LaSalle University and a master’s degree from the University of Pennsylvania.

The Board believes Mr. Pizzi’s knowledge and experience in finance; financial reporting, accounting and controls; capital markets; risk management; extensive financial and risk oversight experience; and public policies adds to the skills and knowledge of the Board. In addition, Mr. Pizzi’s executive leadership and experience as a CEO will assist the Board when making decisions and overseeing the Company’s strategy.

Mistras Group, Inc.	23	2025 Proxy Statement

Natalia Shuman	Age: 52 | Director since: January 1, 2025
Natalia Shuman is our President and Chief Executive Officer, taking over this position on January 1, 2025. Prior to joining MISTRAS, from October 2021 until October 2024. Ms. Shuman was an executive at Eurofins Scientific Group (“Eurofins), a global leader in the testing, inspection, and certification (“TIC”) industry. Ms. Shuman served as Executive Vice President - Europe and Asia and as President - Biopharma and AgTech Services at Eurofins, and also served as a member of the Group Operating Council during her tenure at Eurofins. Prior to joining Eurofins, Ms. Shuman served from April 2017 to September 2021 as the Chief Executive Officer of Bureau Veritas - North America, Inc. (“Bureau Veritas”), also a leader in the TIC industry, where she oversaw approximately 7,000 people, 130 branches and laboratories across the US, Canada and Mexico and served on the Company’s executive committee. Prior to joining Bureau Veritas, Ms. Shuman spent over 20 years at Kelly Services, a US-based staffing and HR outsourcing company. At Kelly Services, Ms. Shuman served as a head of international business, overseeing Asia Pacific and EMEA regions and led large accounts operations serving Kelly’s customers. Ms. Shuman’s 20+ year tenure at Kelly included progressive leadership positions in New York, and several international assignments including leading Kelly’s JV with a Japanese staffing company, the largest in North Asia. On behalf of Kelly Services, Ms. Shuman served on the board of directors of the World Employment Confederation (WEC) in Brussels during part of her time at Kelly Services. Ms. Shuman received a dual MBA from Columbia Business School and London Business School.

The Board values the knowledge and experience that Ms. Shuman brings to the Board because of the more than two decades of leadership experience, including having held executive roles at prominent global organizations in the TIC industry. The Board believes Ms. Shuman’s proven leadership and knowledge of the TIC industry brings skills that enhances the Board industry knowledge and strategy to lead the Company into the future.

Mistras Group, Inc.	24	2025 Proxy Statement

Manuel Stamatakis	Age: 77 | Director since: 2002
Manuel Stamatakis has been the Executive Chairman of the Board since October 9, 2023 and served as Interim President and Chief Executive Officer of the Company from October 9, 2023 to December 31, 2024. Prior to those appointments, Mr. Stamatakis was our lead director since 2010 and was on all our Board committees since we went public (or upon formation in the case of the Environmental Social and Safety Committee), and was the Chair of the Corporate Governance Committee from 2009 until October 2023. Mr. Stamatakis is also an officer of Capital Management Enterprises, Inc., a financial services and employee benefits consulting company headquartered in Pennsylvania, which he sold in 2020. Mr. Stamatakis was also a founding member of First Financial Resources, a national financial services organization with over 120 offices nationwide. Over the years, Mr. Stamatakis has served on the boards of numerous not-for-profit, charitable and for-profit organizations, and currently serves, among others, as Chairman of the Board of Visit Philadelphia, where he is also a member of the audit and finance committees; Chairman of Philadelphia Shipyard Development Corporation; and Chairman of the Pennsylvania Supreme Court Investment Advisory Board. Mr. Stamatakis received a B.S. in Industrial Engineering from Pennsylvania State University and received an honorary Doctorate of Business Administration from Drexel University

The Board believes that the vast skills, leadership, business experience and success Mr. Stamatakis has demonstrated as a founder and leader of a successful services business provides the Board with important skills, knowledge and experience, particularly those gained from starting and leading a business. Mr. Stamatakis also provides the Board with knowledge of employee benefits and related matters and with strategic and leadership skills as a founder, President and CEO of a business enterprise and as a board member of numerous not-for-profit and for-profit organizations, some of which are very significant in size and scope. Furthermore, during his tenure as Chairman and Interim CEO, Mr. Stamatakis led the Company’s transition in 2023 and 2024 to improve shareholder value, which resulted in a significant increase in the Company’s overall market value and in 2024 the Company experienced its best EBITDA Margin and Operating Income since 2016.

Vote Required and Recommendation of the Board. The seven nominees receiving the greatest number of votes cast for their election as directors will be elected. The Board intends to vote all proxies for the election of each of these nominees unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends a vote FOR the election of each of the above-named nominees as directors.

Mistras Group, Inc.	25	2025 Proxy Statement

ITEM 2:
Ratification of Appointment of
Independent Registered Public
Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025. Shareholder ratification of the appointment is not required under the laws of the State of Delaware or NYSE rules, but the Board has decided to ascertain the position of shareholders on the appointment. The Audit Committee will reconsider the appointment of PwC if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee will still have the discretion to appoint a different independent registered public accounting firm if the committee determines that such a change would be in our and our shareholders’ best interests.
A representative of PwC is expected to attend the 2025 Annual Meeting online and will have the opportunity to make a statement if the PwC representative desires to do so and to respond to appropriate questions presented at the meeting.
Vote Required and Recommendation of the Board. The ratification of the appointment of the independent registered public accounting firm will be approved if a majority of the shares of common stock present or represented by proxy at the 2025 Annual Meeting entitled to vote on this item vote FOR this item. The Board intends to vote all proxies for the ratification of PwC, unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for 2025.

AUDIT COMMITTEE REPORT
The Audit Committee reports to and acts on behalf of the Board of Directors of Mistras Group, Inc. (the “Company”) by providing oversight of the financial reporting process, accounting policies and procedures and the system of internal controls of the Company. The Company’s management is responsible for preparing the Company’s consolidated financial statements and designing and monitoring a system of internal controls. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an independent, integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and expressing its opinion on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, based upon its audit. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and PwC.
In this context, the Audit Committee has met and held discussions with management, the Company’s internal auditors and PwC. These meetings also included private sessions with the internal auditors, PwC, the Chief Executive Officer, the Chief Financial Officer, and other members of management at Audit Committee meetings and such other times as the Audit Committee deemed appropriate. Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the year ended December 31, 2024, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management, the Company’s internal auditors and PwC. The Audit Committee also discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.
The Audit Committee has discussed with PwC matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 and other generally accepted auditing standards. In addition, PwC provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board

Mistras Group, Inc.	26	2025 Proxy Statement

regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee and PwC have discussed PwC’s independence from the Company and its management, including the matters in those written disclosures.
Additionally, the Audit Committee considered the non-audit services provided by PwC and the fees and costs billed and expected to be billed by PwC for those services and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence.
Based upon these reviews and discussions with management and PwC, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.
James Forese, Chair
Nicholas DeBenedictis
Charles Pizzi

Mistras Group, Inc.	27	2025 Proxy Statement

FEES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the fees billed by PwC for professional services rendered for the audit of the 2024 and 2023 financial statements and for the other services listed below.

	2024	2023
Audit Fees	$1,870,000	$1,850,000
Audit-Related Fees	250,000
Tax Fees	18,570
All Other Fees	2,000	4,650
Total	$2,140,570	$1,854,650

Audit Fees: Audit fees for all periods consisted of aggregate fees billed for professional services rendered for the integrated audit of our consolidated annual financial statements and internal control over financial reporting and, reviews of interim consolidated financial information.
Audit Related Fees: Fees related to performing certain non-recurring procedures related to the system implementation for an upgrade to the Company’s accounting systems, including substantive and controls testing, testing of new key reports and new automated controls/
Tax Fees: General tax services
All Other Fees: PwC training.
The Audit Committee’s charter provides for review and pre-approval by the Audit Committee of all audit services and permissible non-audit services, and related fees, conducted by our independent auditor. All the fees and services described above were approved by the Audit Committee and the Audit Committee concluded that the provision of such services by PwC did not impact PwC’s independence in the conduct of its auditing function.

Mistras Group, Inc.	28	2025 Proxy Statement

ITEM 3:
Advisory Vote on Executive Compensation
The Board is asking our shareholders to cast an advisory vote on the compensation paid to our named executive officers as set forth in the Summary Compensation Table and other compensation tables and narratives under the “Executive Compensation” section of this Proxy Statement and as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The Compensation Committee of the Board recommends, approves and governs all the compensation policies and actions for all our named executive officers. The section of this Proxy Statement captioned “Compensation Discussion and Analysis” provides an extensive discussion of our executive compensation programs, the role the Compensation Committee plays in overseeing and developing our compensation programs and philosophy, the reasons for our compensation programs and the compensation provided to our named executive officers. We urge you to read the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement so you may better understand our compensation programs on which you are being asked to vote.
Shareholders are being asked to approve the adoption of the following resolution:
“RESOLVED, that the shareholders of Mistras Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of shareholders pursuant to rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, narrative disclosures and any other relevant information.”
While the results of the shareholder vote on executive compensation are non-binding, the Compensation Committee and the Board value the opinion of our shareholders and will consider the outcome of the vote when making future compensation decisions.
Vote Required and Recommendation of the Board. The advisory vote on executive compensation will be approved if a majority of the shares of common stock present or represented by proxy at the 2025 Annual Meeting entitled to vote on this item vote FOR this item. The Board intends to vote all proxies to approve executive compensation unless you indicate otherwise on your proxy card or pursuant to your voting instructions.

The Board unanimously recommends that you vote FOR adoption of the resolution approving on an advisory basis the executive compensation of our named executive officers.

Mistras Group, Inc.	29	2025 Proxy Statement

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Proxy Statement for the 2025 Annual Meeting. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2025 Annual Meeting.
Michelle Lohmeier, Chair
James Forese
Richard Glanton

Mistras Group, Inc.	30	2025 Proxy Statement

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
Our executive compensation programs and policies have been developed to link incentive compensation for executive officers to Company performance and increases in shareholder value with the goal of establishing compensation that is reasonably competitive and fair. For 2024, the Compensation Committee retained the 2023 incentive plan targets to emphasize key performance metrics the Compensation Committee believes drive increased shareholder value. Key objectives in 2024 for the Committee were to develop competitive compensation arrangements for our new President and Chief Executive Office, Natalia Shuman, who assumed control on January 1, 2025, and for Manuel Stamatakis, who relinquished his role as Interim President and CEO but is remaining active in the business in his new role as Executive Chairman of the Board.
OVERVIEW AND PHILOSOPHY
Overall, the goal of our executive compensation program is to achieve strategic business objectives that are aimed at growing our business profitably and aligning the long-term interests of our executives and shareholders. Our executive compensation objectives are to have compensation programs and policies that (1) align our executive team’s performance with our operational and strategic objectives, (2) attract and retain talent that is needed to be successful and achieve our strategic objectives, and (3) pay for outstanding performance.
Our current compensation program for our executive officers includes our “named executive officers,” who are listed in the Summary Compensation Table below. We have two incentive plans, an annual cash incentive or “bonus plan” and an equity incentive plan or “equity plan.” For 2024, the Compensation Committee selected the same metrics, weighting, and targets for both plans – 60% based on Adjusted EBITDA, 25% for revenue and 15% for free cash flow (as described below). The Compensation Committee wanted the executive team to be focused on these key financial measures in order to improve performance and enhance shareholder approval. The weighting for Adjusted EBITDA was increased from 50% in 2023 to 60% in 2024 to further emphasize the goal of increasing the Company’s profitability and the weighting of free cash flow was decreased from 25% to 15%. The awards for the cash bonus plan pay executive officers currently in cash, while the equity plan awards are subject to vesting requirements and therefore provide incentives for our executive officers to remain with us and enhance the long-term value of the Company for our shareholders. These equity awards help ensure our executive team has an equity stake in the Company and remains aligned with shareholders’ interests.
We review our compensation programs every year to ensure the programs continue to be effective and are aligned with the objectives described above.
ROLE OF COMPENSATION COMMITTEE
The Compensation Committee is responsible for the executive compensation program design and decision-making process, and will consider input, in some cases from executive officers, in making its decisions. The Compensation Committee has annually reviewed the performance of the Chairman and the CEO and, together with the other independent directors, establishes the compensation. For 2024, the Interim President and CEO provided the Compensation Committee with his assessment of the other members of senior management and recommendations for the compensation. For 2024, the Compensation Committee consisted of directors who meet the independence requirements of the NYSE (Michelle Lohmeier, the Committee Chair, James Forese and Richard Glanton).
The Compensation Committee has an active role in overseeing the design and implementation of the two incentive programs. The Compensation Committee worked with senior management and its consultant to develop a peer group for purposes of benchmarking compensation and to develop the plans. The Compensation Committee, from time to time, utilizes the services of its independent compensation consultant, Pay Governance LLC, to review the compensation programs, assist in the development of the incentive plans and review the peer group. In developing the compensation for Manny Stamatakis in his role as Interim

Mistras Group, Inc.	31	2025 Proxy Statement

President and CEO, the Compensation Committee consulted with Pay Governance for advice and benchmarking. In addition, Pay Governance also advised the Compensation Committee on the 2025 compensation packages for Natalia Shuman as President and CEO and Manny Stamatakis as Executive Chairman.
COMPONENTS OF EXECUTIVE COMPENSATION FOR 2024
The principal components of our current executive compensation program are base salary, the bonus plan and equity plan awards. Although each element of compensation, as described below, is considered separately, the Compensation Committee considers the aggregate compensation package for each executive officer in its determination of each individual component of that package. We also provide some benefits, such as car allowances or company vehicles, but these are not a significant portion of our compensation program.
Base salary is a fixed compensation amount paid during the fiscal year. Each named executive officer’s base salary is reviewed annually by the Compensation Committee. The Compensation Committee takes into account benchmarking information regarding our executive officers’ base salary against an industry peer group and broader database when determining adjustments to executive officers’ salaries.
The bonus plan and equity plan for our executive officers are 100% performance-based and are tied to our results as described below. The objective of these plans is to link compensation to our performance. The Compensation Committee believes that our named executive officers should have a meaningful portion of their total compensation opportunity incentive based and linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in profitability. Reflecting this philosophy, at target levels of awards for the bonus plan and the equity plan for 2024, over 50% of total compensation for all our named executive officers is performance-based.
Under the cash bonus plan, executive officers can earn a percentage of their base salary predicated on our performance against specific metrics. The equity plan provides executive officers with the opportunity to earn RSUs based on our performance against specific metrics. The metrics are given different weightings and each metric has a minimum performance threshold, below which no cash bonus or RSUs can be earned for that metric.
Each executive officer has a target award potential he can earn under each program expressed as a percentage of the executive officer’s base salary. If the performance for a specific metric is at the target level, the executive will receive 100% of his or her target award related to that metric. Each executive officer can earn between 0% and 200% of his or her target award, based upon performance against specific metrics.
The following are the 2024 target awards for our named executive officers under each program:

		PERCENTAGE OF BASE SALARY
NAME	POSITION	BONUS PLAN	EQUITY PLAN
Manny Stamatakis	President and Chief Executive Officer	100%	–
Edward Prajzner	Sr. Executive Vice President and Chief Financial Officer	100%	125%
Hani Hammad	Executive Vice President and Chief Operating Officer	50%	100%
Gennaro D’Alterio	Executive Vice President and Chief Commercial Officer	50%	80%
John Smith(a)	Executive Vice President and President of Services	50%	100%

(a)	John Smith’s employment was terminated on February 7, 2025.
Pursuant to his employment agreement, Chairman and Interim President and CEO Manny Stamatakis did not participate in the equity plan, as the Compensation Committee elected to grant him an option to purchase 250,000 shares of our common stock on October 11, 2023, vesting on October 12, 2023, with an exercise price of $5.36, the closing price of our stock on the NYSE of the October 11, 2023 grant date. The Committee also granted Manny Stamatakis 125,000 RSUs on May 14, 2024, which vest in one year, to recognize his performance during his first 6 months as Interim President and CEO.

Mistras Group, Inc.	32	2025 Proxy Statement

Bonus and Equity Plans
For 2024, the Compensation Committee decided to use the same performance metrics and targets for both the bonus plan and the equity plan, but with different thresholds for minimum performance and the level of achievement required to receive the maximum payout. The performance metrics were as follows:
•
Adjusted EBITDA – 60% weight. Adjusted EBITDA means net income before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense, acquisition related items, and other unusual and/or nonrecurring expenses.

•	Revenue – 25% weight.
•	Free cash flow – 15% weight. Free cash flow means cash flow from operating activities, less cash used for purchases of property, plant and equipment and intangible assets.
The targets for these metrics were based upon the Company’s 2024 internal plan and budget established early in the year. The Compensation Committee selected these metrics because the Compensation Committee believed these metrics would incentivize the executive team to focus on key drivers of performance to improve shareholder value.
A minimum of 97.5% of the target performance level for revenue was required to be achieved for an executive officer to receive any award for that metric. At 97.5% of the target performance level, the executive officer would receive 70% of his or her target award related to revenue. If performance is between 97.5% and 100% of the target performance level for revenue, the executive officer would receive a percentage of his or her target award for revenue based upon a straight-line interpolation between 70% and 100%, with each 0.5% increase in performance against target above the 97.5% performance level equating to a 6% increase in percentage of the earned award. If the performance for revenue exceeded 100% of the target performance level, the executive officer would receive more than 100% of his or her target award related to that metric, to a maximum of 200% of his or her target award if the performance for revenue equals or exceeds 112.5% of the target performance level. If performance was between 100% and 112.5% of target performance level for revenue, the executive officer would receive a percentage of his or her target award for that metric based upon a straight-line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to an 8% increase in percentage of the earned award.
As for Adjusted EBITDA and free cash flow, the minimum performance for an executive officer to earn any award for those metrics was 90% of target. At the minimum threshold of 90% of target, the executive would earn 50% of his or her target award. If performance is between 90% and 100% of the target performance level for Adjusted EBITDA or free cash flow, the executive officer would receive a percentage of his or her target award for that metric based upon a straight-line interpolation between 50% and 100%, with each 1% increase in performance against target above the 90% performance level equating to a 5% increase in percentage of the earned award. If the performance for Adjusted EBITDA or free cash flow exceeded 100% of the target performance level, the executive officer would receive more than 100% of his or her target award related to the metric, to a maximum of 200% of his or her target award if the performance level for the metric equals or exceeds 120% of the target performance level. If performance was between 100% and 120% of target performance level for Adjusted EBITDA or free cash flow, the executive officer would receive a percentage of his or her target award for the metric based upon a straight-line interpolation between 100% and 200%, with each 1% increase in performance against target above the 100% level equating to an 5% increase in percentage of the earned award.
The equity plan target awards for each executive officer related to the performance metrics were established in performance RSUs, based upon a stock price of $8.76 per share, the average stock price in March over the three trading days after we released earnings for the year ended 2023. At the end of the year, an executive earns RSUs based upon our performance against the metrics which is then applied to the executive officer’s target award of RSUs. For example, if an executive officer has a target award of 10,000 RSUs for the three performance-based metrics, and the Company performance results in the executive officer achieving 80% of the target award, that executive officer would be awarded 8,000 RSUs for the equity plan. The performance RSUs an executive officer receives will vest 25% per year on December 31 of each of the years following the year for which the RSUs were earned. If an executive officer retires at the age of 65 or older, the executive officer will continue to hold the RSUs post-retirement and the RSUs will continue to vest if the executive officer complies with non-compete and non-solicitation restrictions. If the executive officer violates these restrictions, the RSUs will be forfeited, and he or she will be required to repay the Company all value realized from post-retirement vesting of any RSUs.

Mistras Group, Inc.	33	2025 Proxy Statement

BENCHMARKING AND THE ROLE OF COMPENSATION CONSULTANT
To assist in the assessment of the appropriateness and competitiveness of our compensation programs, management and the Compensation Committee, with the assistance of Pay Governance, developed a compensation peer group. In deciding the companies to include in the compensation peer group, management and the Compensation Committee focused on companies that are involved in or related to the asset protection, testing, inspection or similar industrial business services, and primarily selected firms that were generally in the range of 50% to 200% of our size with respect to revenues and/or market capitalization. This peer group is evaluated periodically to ensure continued relevance and applicability, which was last performed in 2024.
The 2024 compensation peer group (which is the same as 2023) consists of the following companies:

Archrock, Inc.	CECO Environmental Corp.
CIRCOR International, Inc.	Columbus McKinnon Corporation
DMC Global Inc.	DXP Enterprises, Inc.
Enerpac Tool Group Corp.	Forum Energy Technologies, Inc.
Helix Energy Solutions Group, Inc.	Matrix Service Company
MYR Group Inc.	Oceaneering International, Inc.
Oil States International, Inc.	The Hackett Group, Inc.

The Compensation Committee utilized its advisor, Pay Governance, in 2024 to advise the Compensation Committee on the following: (1) the terms of our incentive compensation programs, (2) the compensation for our Interim President and CEO, Manny Stamatakis. (3) the 2025 compensation packages for Natalia Shuman as President and CEO and Manny Stamatakis as Executive Chairman. Pay Governance was retained directly by the Compensation Committee and any services rendered for us were as directed by the Compensation Committee.
2024 COMPENSATION
The following is a discussion of the decisions made on the various components of executive compensation for 2024 for our named executive officers.
Base Salary
Executive officers are generally reviewed and provided with salary adjustments, if any, after the conclusion of the fiscal period. This enables the Compensation Committee to make decisions after reviewing our financial performance during the just completed fiscal year and to evaluate the executive officers’ performance during that period. Our named executive officers’ annual salaries for 2024 were: (a) initially $500,000 for Manny Stamatakis, then increased to $625,000 in May 2024; (b) $500,000 for Edward Prajzner; (c) $400,000 for Hani Hammad, (d) $450,000 for John Smith; and (e) $380,000 for Gennaro D’Alterio.

Mistras Group, Inc.	34	2025 Proxy Statement

Bonus Plan and Equity Plan Results
The Company was below target and just above threshold for Adjusted EBITDA and below the minimum threshold for revenue and free cash flow for 2024 under the bonus plan and the equity plan, which had identical metrics and targets. Accordingly, our named executive officers earned 31.5% of their target incentive awards for each plan for 2024. Set forth below for the plans are the performance metrics and the weight, target performance and 2024 results for each metric.

CASH BONUS PLAN AND EQUITY PLAN
METRIC	WEIGHT	TARGET	RESULT
Revenue	25%	$749	$729.6
Adjusted EBITDA*	60%	$91.1	$82.5
Free Cash Flow*	15%	$38	$27.1

(All dollar amounts in millions)
*Adjusted EBITDA and free cash flow are financial measurements which are not determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Exhibit A contains a reconciliation of these non-GAAP financial measurements to financial measurements determined in accordance with GAAP.
The following table sets forth for each plan the target award of each of our named executive officers for 2024 and the amount of the award earned under each plan for 2024.

	Cash Bonus Plan Awards ($)		Equity Incentive Plan Awards (RSUs) (#)
Name	Target	Earned	Target	Earned
Manuel Stamatakis(a)	625,000	196,875	–	–
Edward Prajzner	500,000	157,500	71,347	22,689
Hani Hammad(b)	153,846	48,461	45,662	14,521
Gennaro D’Alterio	190,000	59,850	34,703	11,036
John Smith	225,000	70,875	51,370	(c)

(a)	As discussed above, Manny Stamatakis did not participate in the equity plan in 2024.
(b)	Hani Hammad’s targets were prorated to account for his starting date with the Company in late March 2024.
(c)	John Smith was terminated February 7, 2025, and therefore any RSUs he would have earned would not have vested.
Discretionary Performance Awards
On May 14, 2024, the Committee awarded Manny Stamatakis, then serving as our Chairman and Interim President and Chief Executive Officer, 125,000 restricted stock units (“RSUs”). These RSUs vest in one year, on May 14, 2025. These RSUs continue in effect for Manny in his new role as Executive Chairman. The terms of the RSUs also contain a retirement provision, which means that the RSUs will vest in accordance with its terms on May 14, 2025, should Manny retire before that date, so long as Mr. Stamatakis complies with the restrictive covenants in the RSU terms.
The Compensation Committee granted Manny this award on account of:
•	his outstanding performance as he continues to be the driving force behind Project Phoenix, which has yielded significant benefits to the Company due to Manny’s leadership,
•
leading the transformation of the Company to be a more disciplined, process driven business, focusing on higher margin business while developing strategies to improve the profitability of the Company’s more traditional lower margin business,

•	implementing key leadership changes, including the hiring of a Chief Commercial Officer and Chief Transformation Officer,
•
guiding the Company to improved operating results, as evidenced by the Company’s financial results in the first quarter of 2024, and the increase in shareholder value since Manny became CEO in October 2023.

Mistras Group, Inc.	35	2025 Proxy Statement

At the end of 2024, the Compensation Committee evaluated Manny’s performance during his 15-month tenure as Chairman and Interim President and CEO from October 2023 to the end of 2024. In addition to the accomplishments that led to his grant of 125,000 RSU listed above, which continued through the end of 2024, the Committee also considered that in 2024, the Company had a significant increase in its share price and market value and the Company experienced the best EBITDA Margin and Operating Income since 2016. During this period, Manny did not participate in any equity incentive plans. Accordingly, the Compensation Committee awarded Manny an option to purchase 375,000 shares of the Company’s common stock at an exercise price of $9.06 per share, the closing price, as reported on the New York Stock Exchange on the grant date of January 6, 2025. The option will vest and become exercisable on January 6, 2026, subject to accelerated vesting and exercisability upon termination of Manny’s employment due to his death or disability. In addition, if Manny’s employment ceases due to his termination by the Company without cause or his resignation with good reason then, pursuant to his employment agreement, the vesting and exercisability of the option will also accelerate. The outside expiration date of the option is the tenth anniversary of the Grant Date.
Discretionary Retention and Inducement Awards
The Compensation Committee considered the events of 2024 and concerns about retaining key executives while the Company continues to move forward during this critical transformational period. Accordingly, following the end of 2024, the Compensation Committee decided to grant retention awards of RSUs to our named executives as follows.

EXECUTIVE	RSU AWARDS (UNITS)
Manny Stamatakis	5,700
Edward Prajzner	4,600
Hani Hammad	3,400
Gennaro D’Alterio	1,700

These RSU awards will vest 100% in one year. These awards are not included in the Summary Compensation Table under “Executive Compensation” as these awards are not considered 2024 compensation (but will be reported in the Summary Compensation Table for 2025).
The Compensation Committee approved a grant of 47,058 RSUs to Hani Hammad effective March 26, 2024, the date on which Hani commenced his employment with the Company as Executive Vice President and Chief Transformation Officer. This grant was made to induce Hani to leave his prior employer, which resulted in Hani forfeiting equity and other compensation he would have earned had he remained with his prior employer, AlixPartners. Hani worked on the Company’s Project Phoenix while at AlixPartners and the Board and Compensation Committee valued the contributions Hani would bring to the Company and its executive team.
OVERALL COMPENSATION FOR 2024 PERFORMANCE
The Compensation Committee reviews cash and RSUs earned by our named executive officers based on performance during a particular year. Due to the SEC disclosure rules for the Summary Compensation Table under “Executive Compensation,” the compensation set forth in that table for a particular year does not necessarily align with the actual compensation realized by a named executive officer that year. The equity compensation in the Summary Compensation Table is based upon accounting and SEC rules, which require that we include 100% of the target award value for the equity plan based on accounting rules, regardless of how much of the award is ultimately earned by the named executive officers. For 2024, our named executive officers received payouts of only 31.5% of target under our equity plan because performance was below target levels. The information under Pay Versus Performance below provides information which is intended to disclose amounts actually earned by our named executive officers in a given year.
ROLE OF EXECUTIVE OFFICERS IN SETTING COMPENSATION
In the past, the Compensation Committee did seek input from the Executive Chairman and CEO on the compensation of other executive officers. For 2024, the Compensation Committee made compensation decisions with input from Manny Stamatakis, the Executive Chairman and the 2024 Interim President and CEO, regarding compensation of the other executive officers of the Company.

Mistras Group, Inc.	36	2025 Proxy Statement

With respect to the compensation of Manny Stamatakis in his role as Interim President and CEO, the Compensation Committee received advice from Pay Governance and took into account benchmarking information provided by Pay Governance.
IMPACT OF TAX TREATMENT
The Company and the Compensation Committee consider tax, tax deductibility and accounting treatment of various compensation alternatives, and strive to structure all compensation to be fully tax deductible. However, these are not the driving or most influential factors. The Compensation Committee may approve non-deductible compensation arrangements if it believes they are in our best interests and those of our shareholders, taking into account several factors, including the need to retain quality executive officers.
2024 EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS
We entered into an employment agreement with Manny Stamatakis for his role as Interim President and CEO, to which he was appointed on October 9, 2023. Manny’s employment agreement is described in “Employment Agreements” under the subheading “Stamatakis Employment Agreement” on page 49. We also entered into an employment agreement with Hani Hammad, Executive Vice President and Chief Transformation Officer effective, upon his hiring on March 26, 2024. We also had employment agreements with Gennaro D’Alterio and John Smith in 2024. All these agreements are described under “Employment Agreements” beginning on page 49.
We established a severance plan for our named executive officers, but all our named executive officers now have employment agreements which address severance upon termination of their employment, so the plan does not cover any of the named executive officers.
CHANGES TO EXECUTIVE COMPENSATION FOR 2025
The Compensation Committee approved a new employment agreement for Manny Stamatakis effective January 1, 2025, for his role as Executive Chairman. Under this agreement, Manny receives an annual salary of $725,000 and is eligible to participate in the cash bonus plan, with a target award of 100% of his base salary, and the equity plan, with a target award of 200% of his base salary.
We entered into an employment agreement with Natalia Shuman effective January 1, 2025, for her role as President and Chief Executive Officer, Natalia receives a base salary of $850,000, and is eligible to participate in the cash bonus plan, with a target award of 100% of her base salary, and the equity plan, with a 2025 target award of 200% of her base salary.
Effective January 1, 2025, Hani Hammad became our Chief Operating Officer. Upon this promotion, Hani’s annual salary was increased to $450,000 and his target opportunity under the cash plan was increased from 50% to 100% of his base salary.
For 2025, the incentive compensation programs for our named executives will remain substantially the same, except that the threshold to receive any payout related to the Adjusted EBITDA award has been increased from 90% to 95% of target. This was done to further emphasize the importance of profitability. The targets are based on our 2025 budget and plan.
COMPENSATION POLICIES
Stock Ownership Guidelines
The Compensation Committee and Board have established stock ownership guidelines for our executive officers. Our CEO is required to hold shares of our common stock with a value of at least five times his annual base salary and all other executive officers are required to hold shares of our common stock with a value of at least two times their annual base salary. Executive officers will have five years from their appointment to meet the guidelines. Unexercised options and unearned performance shares or performance RSUs are not counted toward meeting the guidelines until exercised or earned. If an executive officer is not meeting the minimum ownership guidelines (even if before the date he must meet them), the executive officer is required to hold all shares received from the vesting or exercise of an equity award during the preceding 36 months (other than shares withheld to pay withholding taxes and shares acquired upon the exercise of options which are sold to cover the exercise price) until the guidelines are met. In addition, all executive officers are not allowed to sell shares they acquire upon the vesting of RSUs or the exercise of options (net of shares withheld to pay withholding taxes or sold to pay the exercise price of options) for one year after vesting or exercise. For 2024 all our executive officers were in compliance with the stock ownership guidelines.

Mistras Group, Inc.	37	2025 Proxy Statement

Claw-Back Policy
We have established an incentive compensation recoupment policy in accordance with the NYSE requirements adopted in 2023. The policy requires that we recoup certain cash and equity incentive compensation received by executive officers within the preceding three years if there is an accounting restatement of our financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
The Compensation Committee will recalculate the incentive compensation for the period or periods related to the restated financial statements to determine what the executive officers should have received, based upon the restated financial statements. If the incentive compensation the executive officers received is greater than the recalculated amount of incentive compensation as determined by the Compensation Committee, then the Compensation Committee will seek to recoup such excess incentive compensation. The Compensation Committee will determine the manner and timing by which we will seek recovery, which may include the cancellation of equity awards and setoff against current or future compensation, to the extent permitted by law.
Hedging Prohibitions
Our Insider Trading Compliance Policy prohibits all our directors, officers and employees (and those of our subsidiaries) from (i) trading in options of any kind or other derivatives related to our securities, (ii) selling our securities short, (iii) purchasing our securities on margin, or (iv) entering into any other transaction or buying any financial instrument that directly or indirectly hedges or offsets any decrease in the value of Mistras common stock (or is designed to do so).
Continuing Review of Compensation Practices
We will continue to review our compensation practices and programs and will consider changes as the Compensation Committee deems appropriate to meet our compensation goals.
Risk Assessment of Compensation Practices and Programs
Our Compensation Committee and senior management assessed whether our compensation practices and programs for our executive officers and other employees pose any material risk to us, and the Compensation Committee sought input on this matter from Pay Governance in 2024. We determined that our compensation practices and programs are not reasonably likely to have a material adverse effect on us.
Timing of Equity Awards
The Compensation Committee has no formal policy regarding the timing of equity awards but does generally take into account whether there is any material, non-public information at the time equity awards are granted. Options are generally not awarded by the Company and the only two option awards granted in the past ten years were the Manny Stamatakis, and both were not granted until after material non-public information was disclosed. The first award to Manny was to induce him to accepted the role of Interim President and Chief Executive Officer and the second was awarded in connection with Manny’s his new employment contract at the beginning of 2025. The pricing used to determine target awards of performance restricted share units for named executive officers is based upon an average trading price of the Company’s common stock after the release of its year-end results. Certain other awards may be granted at the time of hire or a promotion, but these are infrequent.

Mistras Group, Inc.	38	2025 Proxy Statement

Executive Compensation
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation in 2024 of each person who served as our Chief Executive Officer, our Chief Financial Officer, and each of the next three most highly compensated executive officers. We refer to these individuals as our “named executive officers.”

NAME AND PRINCIPAL POSITION	FISCAL PERIOD	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Manuel Stamatakis Chairman and Interim President and Chief Executive Officer	2024	591,346	—	1,040,000	196,875	42,151	1,870,372
	2023	241,269	250,000	868,999	—	2,644	1,362,912
Edward J. Prajzner Sr. Executive Vice President and Chief Financial Officer	2024	500,000	—	777,250	157,500	24,757	1,459,506
	2023	450,769	175,000	634,301	—	22,787	1,282,857
	2022	399,375		400,000	82,667	19,812	901,854
Hani Hammad Chief Transformation Office	2024	300,000	—	799,992	48,461	4,983	1,153,436
John Smith Executive Vice President and President of Services	2024	450,000	—	510,901	70,875	27,315	1,059,092
	2023	397,498	30,000	260,375	76,175	10,788	774,836
Gennaro D’Alterio Executive Vice President and Chief Commercial Officer	2024	380,000	—	373,598	59,850	12,050	825,498

(1)	This column represents cash payments of discretionary bonuses awarded and paid after the conclusion of the year but are based upon the named executive officer’s performance during the year.
(2)
This column represents the value of RSUs, PSUs or performance-based RSUs, and stock options based upon their grant date fair value for stock compensation computed in accordance with FASB ASC Topic 718, as described in Note 13 to the audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

The following table sets forth the maximum number of performance-based RSUs and the maximum value of the performance-based RSUs that can be earned if the specific levels of financial performance are achieved, based upon $8.78 per share, the average price of our shares on March 11-13, 2024.

Name	Maximum Number of Performance Share Units	Maximum Value of Performance Share Units
Edward Prajzner	142,694	$1,252,863
Hani Hammad	91,324	$801,825
Gennaro D’Alterio	69,403	$609,385
John Smith	102,740	$902,057

(3)
The amounts in this column represent the cash payments under the annual incentive program made to each named executive officer after the conclusion of the fiscal period, based upon the Company’s performance against financial metrics during the fiscal period.

(4)
For All Other Compensation, no named executive officer received any perquisite or personal benefit which individually exceeded $25,000 and consisted of vehicle allowance or usage, group life insurance and Company matching of 401(k) plan contributions.

Mistras Group, Inc.	39	2025 Proxy Statement

Note on this table: The amounts in this table in the column “Stock Awards” do not reflect the value of equity awards actually earned, due to the SEC rules for this column and accounting rules. See “Overall Compensation for 2024 Performance” on page 36 and Pay Versus Performance on page 43.
GRANTS OF PLAN-BASED AWARDS IN 2024
The following table provides information regarding grants of non-equity incentive awards for our named executive officers, as approved in 2024.

	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS
NAME	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)
Manuel Stamatakis	$343,750	$625,000	$1,250,000
Edward Prajzner	$275,000	$500,000	$1,000,000
Hani Hammad	$84,615	$153,846	$307,692
John Smith	$123,750	$225,000	$450,000
Gennaro D’Alterio	$ 104,500	$190,000	$380,000

(1)
Amounts are potential payouts under the Company’s cash bonus plan for named executive officers for 2024, which are based on Company performance. The threshold assumes minimum performance, which pays at 55% of target award; maximum assumes performance at or above the levels needed for maximum payout, which pays out at 200% of target award level. No amounts are paid if performance is below the minimum performance level. The actual awards earned for 2024 are included under the Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2024. The minimum payouts above assume minimum threshold is attained for each metric. However, if the minimum threshold is not attained for one or two metrics, the actual payout may be less than the minimum set forth about, which is the reason the amounts for 2024 in the Summary Compensation Table for 2024 are less than the minimum amounts above.

The following table provides information regarding the estimated future payouts of equity awards to our named executive officers granted in 2024.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Manny Stamatakis	5-14-2024				125,000	$1,040,000
Edward Prajzner	2-28-2024	39,241	71,347	142,694	47,058	$399,993
Hani Hammad	3-26-2024	25,114	45,662	91,324
Gennaro D’Alterio	2-28-2024	19,087	34,703	69,406
John Smith	2-28-2024	28,254	51,370	102,740

(1)
Amounts are potential payouts of RSUs under the Company’s equity plan for named executive officers, which is 100% performance based. The threshold assumes minimum performance, which pays at 55% of target award and maximum assumes performance at or above the levels needed for maximum payout, which pays out at 200% of target award. No amounts are paid if performance is below the minimum performance level. The actual awards earned for 2024 are included under the Non-Equity Incentive Plan Compensation in the Summary Compensation Table for 2024.

Any performance-based RSUs a named executive officer earns will vest 25% per year, on each December 31 of 2025, 2026, 2027 and 2028.

Mistras Group, Inc.	40	2025 Proxy Statement

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024
The following tables provide information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2024:

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)(2)
M. Stamatakis	250,000	5.36	10/10/2033	125,000	$1,132,500
E. Prajzner				65,984	$597,815
H. Hammad				61,579	$557,906
G. D’Alterio				25,703	$232,869
J. Smith				61,999	$561,710

(1)	These columns represent unvested RSUs which have only time-based vesting restrictions remaining plus performance based RSUs granted for 2024 which have been earned for the 2024 performance.
(2)	The market value is the number of shares or units multiplied by $9.06, the closing price of our common stock on December 31, 2024.
OPTION EXERCISES AND STOCK VESTED IN 2024

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Edward Prajzner	21,721	197,139
Gennaro D’Alterio	3,333	37,596
John Smith	23,603	212,736

The value realized for stock awards is the number of shares vesting on a particular day multiplied by the closing price of our common stock that day, or the immediately preceding trading day if shares vest on a day that is not a trading day.
There were no options exercised in 2024.
PENSION BENEFITS AND NON-QUALIFIED DEFERRED COMPENSATION
We do not currently provide our named executive officers with pension benefits or nonqualified deferred compensation.
PAY RATIO OF CEO
In 2024, we compared CEO pay to that of the median employee previously identified in 2023 using the methodology described in our proxy statement for the 2024 annual shareholders meeting. We do not believe there were changes in our employee population or employee compensation arrangements in 2024. However, the median employee selected in 2023 had a significant increase in his compensation due to a change in his position which we believed did not make his compensation appropriate to be the median compensation to compare to the CEO compensation. Therefore, we looked at other employees considered in our 2023 median selection process who had 2023 compensation substantially similar to the 2023 compensation of the prior median employee and selected one of these employees to use as our median employee for 2024.

Mistras Group, Inc.	41	2025 Proxy Statement

We collected the 2024 annual total compensation for the new median employee using the same methodology we used for our named executive officers as disclosed in the Summary Compensation Table on page 39. The results are as follows

(a) Median of the annual total compensation of all our employees, other than the CEO:	$78,629
(b) Annual total compensation of our CEO:	$1,870,372
(c) Ratio of (a) above to (b) above:	1 to 23.8

Mistras Group, Inc.	42	2025 Proxy Statement

Pay versus Performance

PAY VERSUS PERFORMANCE - PEO
					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (BERTOLOTTI)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (STAMATAKIS)	COMPENSATION ACTUALLY PAID TO PEO (BERTOLOTTI)	COMPENSATION ACTUALLY PAID TO PEO (STAMATAKIS)	TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN	NET INCOME (THOUSANDS)	ADJUSTED EBITDA (THOUSANDS)
2024		$1,870,372		$1,962,872	$63.47	$159.10	$19,958	$82,457
2023	$3,849,121	$1,362,912	$3,132,350	$1,362,912	$51.28	$127.82	($17,643)	$65,800
2022	$2,062,234		$532,393		$34.54	$91.54	$6,499	$58,150
2021	$2,527,461		$2,347,163		$52.07	$82.91	$3,893	$62,976
2020	$1,564,647		$533,811		$54.38	$76.78	($99,461)	$52,681

PAY VERSUS PERFORMANCE – NON-PEO NAMED EXECUTIVE OFFICERS
			VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON
YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS*	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS*	TOTAL SHAREHOLDER RETURN	PEER GROUP TOTAL SHAREHOLDER RETURN	NET INCOME (THOUSANDS)	ADJUSTED EBITDA (THOUSANDS)
2024	$1,124,383	$893,513	$63.47	$159.10	$19,958	$82,457
2023	$821,784	$790,269	$51.28	$127.82	($17,643)	$65,800
2022	$748,334	$473,252	$34.54	$91.54	$6,499	$58,150
2021	$1,006,564	$973,205	$52.07	$82.91	$3,893	$62,976
2020	$640,978	$410,477	$54.38	$76.78	($99,461)	$52,681

*	The non-PEO named executive officers for each year were:

2024	2023	2022	2021	2020
E. Prajzner	E. Prajzner	E. Prajzner	E. Prajzner	E. Prajzner
G. D’Alterio	M. Keefe	M. Keefe	M. Keefe	M. Lange
H. Hammad	M. Lange	M. Lange	M. Lange	S. Vahaviolos
J. Smith	J. Smith	S. Vahaviolos	S. Vahaviolos	J. Wolk
		J. Wolk	J. Wolk

Mistras Group, Inc.	43	2025 Proxy Statement

Reconciliation of summary compensation table pay to compensation actually paid:

	PEO – BERTOLOTTI
	2023	2022	2021	2020
Summary compensation table total	$3,849,121	$2,062,234	$2,527,461	$1,564,647
Less Stock awards in summary compensation table	($1,250,002)	($1,250,000)	($1,243,571)	($806,335)
Plus the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the fiscal year	—	$188,168	$1,139,405	$984,224
Plus the increase or minus the decrease in fair value as of the end of the year from the fair value as of end of the prior year of any awards granted in any prior year that are outstanding and unvested as of the end of the year	—	($70,777)	($9,976)	($200,254)
Plus awards that are granted and vested during the year, the fair value as of the vesting date	—	—	—	—
Plus the increase or minus the decrease in the fair value as of the vesting date from fair value as of the end of the prior year of any awards granted in any prior year which vested as of the end of or during the year	$533,231	($397,233)	($66,156)	($1,008,471)
Compensation actually paid	$3,132,350	$532,393	$2,347,163	$533,811

PEO – Stamatakis
	2024	2023
Summary compensation table total	$1,870,372	$1,362,912
Less Stock awards in summary compensation table	($1,040,000)	($868,999)
Plus the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the fiscal year	$1,132,500	—
Plus the increase or minus the decrease in fair value as of the end of the year from the fair value as of end of the prior year of any awards granted in any prior year that are outstanding and unvested as of the end of the year	—	—
Plus awards that are granted and vested during the year, the fair value as of the vesting date	—	$868,999
Plus the increase or minus the decrease in the fair value as of the vesting date from fair value as of the end of the prior year of any awards granted in any prior year which vested as of the end of or during the year	—	—
Compensation actually paid	$1,962,872	$1,362,912

Mistras Group, Inc.	44	2025 Proxy Statement

NON-PEO NAMED EXECUTIVE OFFICERS
	2024	2023	2022	2021	2020
Summary compensation table total	$1,124,383	$821,784	$748,334	$1,006,564	$640,978
Less Stock awards in summary compensation table	($615,435)	($342,414)	($248,033)	($338,863)	($124,133)
Plus the fair value as of the end of the year of all awards granted during the year that are outstanding and unvested as of the end of the fiscal year	$326,126	$86,925	$42,758	$310,503	$60,210
Plus the increase or minus the decrease in fair value as of the end of the year from the fair value as of end of the prior year of any awards granted in any prior year that are outstanding and unvested as of the end of the year	$35,614	$87,209	($28,845)	($2,738)	($120,116)
Plus awards that are granted and vested during the year, the fair value as of the vesting date	–	—	—	—	—
Plus the increase or minus the decrease in the fair value as of the vesting date from fair value as of the end of the prior year of any awards granted in any prior year which vested as of the end of or during the year	$22,825	$136,766	($40,962)	($2,261)	($46,462)
Compensation actually paid	$893,513	$790,269	$473,252	$973,205	$410,477

Key Financial Measures related to Pay versus Performance
The following are the key financial performance measures which represent the most important financial performance measures used by the Compensation Committee to link compensation actually paid to the named executive officers for the most recently completed fiscal year to company performance.
Adjusted EBITDA
Free Cash Flow
Revenue
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and are defined on page 33 of the Compensation Discussion and Analysis section of this proxy statement. Exhibit A contains a table reconciling these non-GAAP financial measurements to the most comparable financial measure under GAAP for 2024.
Peer Group
The following are the peer groups each year for determining peer group total shareholder return.
2024 - 2022	2021 and 2020
Archrock, Inc.	Aegion Corporation
CECO Environmental Corp	Archrock, Inc
CIRCOR International, Inc.	CECO Environmental Corp.
Columbus McKinnon Corporation	CIRCOR International, Inc
DMC Global Inc.	Columbus McKinnon Corporation
DXP Enterprises, Inc.	DMC Global Inc.
Enerpac Tool Group Corp	DXP Enterprises, Inc.
Forum Energy Technologies, Inc.	Enerpac Tool Group Corp.
Helix Energy Solutions Group, Inc	Forum Energy Technologies, Inc.
Matrix Service Company	Helix Energy Solutions Group, Inc.
MYR Group Inc.	Matrix Service Company.
Oceaneering International, Inc.	MYR Group Inc.
Oil States International, Inc.	Oceaneering International, Inc.
The Hackett Group, Inc.	Oil States International, Inc.
SEACOR Holdings Inc.
Team, Inc.
The Hackett Group, Inc.

Mistras Group, Inc.	45	2025 Proxy Statement

The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) the cumulative total shareholder return of our stock and the cumulative shareholder return of the peer group:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. TSR and Peer Group TSR
Compensation Actually Paid ($ in Thousands)
Company and Peer Group TSR (12/31/2019 Indexed to $100)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
2024
410
534
973
2,347
473
532
1,363
790
3,132
1,963
894
77
83
92
128
159
54
52
35
51
63
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
Peer Group TSR
Company TSR

The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) our net income:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. Net Income
Compensation Actually Paid ($ in Thousands)
Net Income ($ In Thousands)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
($100,000)
($120,000)
2020
2021
2022
2023
2024
(99,461)
410
534
3,893
973
2,347
6,499
473
532
(17,453)
1,363
790
3,132
18,958
1,963
894
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
Net Income

Mistras Group, Inc.	46	2025 Proxy Statement

The following graph illustrates the relationship over the past five years between (A) the compensation actually paid to our PEO and the average compensation actually paid to the named executive officers other than the PEO; and (B) our Adjusted EBITDA:

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Mistras Group, Inc. Adjusted EBITDA
Compensation Actually Paid ($ in Thousands)
Adjusted EBITDA ($ In Thousands)
3,500
3,000
2,500
2,000
1,500
1,000
500
0
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
52,681
62,976
58,150
65,800
82,457
410
534
973
2,347
473
532
1,363
790
3,132
1,963
894
2020
2021
2022
2023
2024
PEO actual comp - Stamatakis
Non-PEO NEO average comp
PEO actual comp - Bertolotti
Adjusted EBITDA

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
We have employment agreements for all our named executive officers, providing them with benefits in connection with a termination of employment in certain circumstances. These arrangements are designed to provide some level of continued income and benefits upon the termination of employment with the Company under certain circumstances or, in certain cases, upon a change of control. These benefits upon termination are described under the description of the respective named executive officer’s employment agreement, under the heading “Employment Agreements. However, Ed Prajzner’s employment agreement was effective January 1, 2025, so his payments upon termination would be covered by our Executive Severance Plan.
Mr. Stamatakis’ severance benefit if he was terminated as of December 31, 2024, would have been the vesting of his 125,000 RSUs, which as of December 31, 2024, had a value of $1,132,500.
The following summarizes the payments and benefits that would be owed by us to our other named executive officers under the circumstances described below, in each case assuming the event occurred on December 31, 2024.
The severance benefits under the employment agreements our named executive officers’ and our executive severance plan for Ed Prajzner are substantially the same.
If an executive officer’s employment is terminated, the executive officer would receive the following:
•
If an executive officer’s employment is terminated by the Company without cause or he terminates employment for good reason in a situation not involving a change in control, the executive officer will receive 12 months of base salary plus a pro rata portion of the annual cash bonus for the year in which employment is terminated.

•
If the executive officer’s employment is terminated by the Company without cause or he terminates employment for good reason, in either case within 6 months before or 1 year after a change in control, he will receive 18 months of base salary plus 1-1/2 times his annual cash bonus (2 times in the case of Ed Prajzner) at the executive officer’s target bonus opportunity.

If an executive officer’s employment is terminated by the Company without cause or the executive officer terminates employment for good reason, not in connection with a change in control, then while he is receiving the termination payment (so long as he is complying with the confidentiality requirements and the non-compete and non-solicitation restrictions which are conditions for severance benefits), all options and RSUs will continue to vest. In addition, all 47,058 RSUs awarded to Hani Hammad and all 10,000 RSUs awarded to Gennaro D’Alterio upon commencement of their employment will vest. Any outstanding

Mistras Group, Inc.	47	2025 Proxy Statement

performance-based awards will be earned and vested pro rata to the date of termination and the amount of any awards payable or vesting will be determined based on actual performance. Any vested stock options will expire 90 days after the end of the severance period.
If an executive officer’s employment is terminated by the Company without cause or he terminates employment for good reason within 6 months before or 1 year after a change in control, all equity-based incentive awards granted to the executive officer which were not paid out or fully vested in connection with the change in control will become fully vested immediately, with the payout under any performance-based awards being equal to the target amount.
‘Cause” means any of the following: (i) failure of the executive to perform his duties and responsibilities to the Company which has continued for more than thirty (30) days following written notice of such non-performance from the Company; (ii) misconduct by the executive in connection with the performance of his duties and responsibilities to the Company, including, without limitation, a breach of fiduciary duties or a misappropriation of funds or property; (iii) the commission by the executive of any felony; (iv) the commission by the executive of a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (v) any conduct by the executive that would reasonably be expected to result in injury or reputational harm to the Company or any of its subsidiaries and affiliates; (vi) a breach by the executive of any agreement with the Company or its affiliates, which breach is not cured (if curable) within thirty (30) days after the delivery of written notice thereof (provided that if any such agreement includes a cure period and if such cure period is less than thirty (30) days, such shorter cure period shall apply); (vii) a violation by the executive of the Company’s written employment policies, which violation is not cured (if curable) within thirty (30) days after the delivery of written notice thereof (provided that if any such policies include a cure period and if such cure period is less than thirty (30) days, such shorter cure period shall apply); or (viii) the executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. In regard to each of those clauses in this definition of “Cause” that afford the executive a “cure right,” such cure right shall apply solely to the first failure, breach or violation by the executive that gives rise to the cure right and shall not apply to any repeat or subsequent failure, breach or violation involving similar actions or omissions, whether or not related to the first failure, breach or violation.
Good reason means (i) a reduction in the base salary more than a specified amount (ii) an annual cash incentive target opportunity amount set at less than a specified percentage of the existing target; (iii) an annual equity incentive target opportunity amount set at less than a specified percentage of existing target; (iv) a Company-mandated relocation of the executive’s principal place of employment to a location that is more than 50 miles from executive’s existing office; or (v) the material breach of this agreement by the Company; provided, however, that no such event will constitute Good Reason unless (x) Executive provides the Company with written objection to such event within 30 days after the initial occurrence thereof, (y) such event is not reversed or corrected by the Company within 30 days of its receipt of such written objection, and (z) Executive separates from service within 30 days following the expiration of that cure period.

Mistras Group, Inc.	48	2025 Proxy Statement

The following sets forth the severance payments we would pay to our executive officers (other than Mr. Stamatakis) if their employment was terminated on December 31, 2024, by us without cause or by the executive officer for good reason.

CIRCUMSTANCE OF TERMINATION	SALARY	INCENTIVE BONUS(1)	UNVESTED EQUITY AWARDS	HEALTHCARE BENEFITS	TOTAL
No Change in Control
Edward Prajzner(2)	$500,000	—	$251,768	$14,701	$776,469
Hani Hammad	$400,000	—	$459,233	$17,363	$866,596
Gennaro D’Alterio	$380,000	—	$73,314	$17,816	$471,130
John Smith(3)	$450,000	—	$198,776	$14,334	$663,110
Change in Control
Edward Prajzner(2)	$750,000	$750,000	$1,038,657	$14,701	$2,553,358
Hani Hammad	$600,000	$300,000	$840,043	$17,363	$1,757,406
Gennaro D’Alterio	$570,000	$285,000	$447,292	$17,816	$1,320,108
John Smith(3)	$675,000	$337,500	$879,490	$14,334	$1,906,324

(1)	Does not include amounts paid under the column Non-Equity Incentive Plan Compensation in the Summary Compensation Table, which would be paid as well.
(2)
Ed Prajzner’ severance is based upon the executive plan because these amounts are as if termination was effective December 31, 2024. Ed’ employment agreement was effective January 1, 2025, pursuant to which we would receive 2 times his salary whether or not in connection with a change of control (an additional $500,000) and 2 times his target bonus if in connection with a change of control (an additional $1,000,000)

(3)	John Smith’s employment was terminated as of February 7, 2025 without cause. He was paid severance pursuant to his employment agreement as provided above under “No Change in Control.”.
EMPLOYMENT AGREEMENTS
Stamatakis Employment Agreement
We entered into an employment agreement with Manny Stamatakis on October 9, 2023, for the position of Interim President and Chief Executive Officer, with an initial annual base salary of $500,000. Manny’s’ employment agreement provided for an initial term of six months, which can be extended by the Company for an additional six months. If Mr. Stamatakis’ employment was terminated by the Company, or due to death or disability during the first six-month period, he was entitled to be paid for the remainder of the six-month term and would be entitled to his pro-rated cash incentive award as if employed the entire six months. If Manny’s employment was terminated at the conclusion of the initial six-month term or during the extension, he would have received his salary through the date of termination and his pro-rated cash incentive award through the date of termination. The Company exercised the six month extension for Mr. Stamatakis’ term of employment and in connection with the extension, increased his base salary to $625,000 annually.
Effective January 1, 2025, we entered into a new employment agreement with Manny for his position as Executive Chairman, which replaced the previous agreement. Pursuant to his new 2025 employment agreement, Manny has an annual base salary of $725,000 and a target annual bonus opportunity equal to 100% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Manny is also eligible for annual equity awards with a target equity incentive opportunity equal to 200% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). The terms of such annual awards will be determined by the Compensation Committee of the Company’s Board of Directors, provided that the vesting of such annual awards will accelerate upon any termination of Manny’s employment other than a termination for cause.
The new 2025 employment agreement also provides that if Manny’s employment ceases due to a termination by the Company without cause or his resignation with good reason (as those terms are defined in the 2025 employment agreement), he will receive the following severance benefits: (i) a lump sum cash payment equal to 200% of his base salary (unless such termination occurs upon or following a change in control of the Company); (ii) a pro rata annual incentive award for the year of his cessation of

Mistras Group, Inc.	49	2025 Proxy Statement

employment, based on the greater of target or actual performance for the year of termination; (iii) a pro rata portion of performance-based restricted stock units then subject to an open performance period will become earned and vested, based on actual performance through the end of the performance period; and (iv) his time-vested stock options and any previously earned performance-based restricted stock units will vest, to the extent not already vested. Such severance benefits will be conditioned on Manny’s execution of a release of claims against the Company and its affiliates.
In addition, the employment agreement provides that the Company will indemnify Manny for acts or omissions in his capacity as an officer, director and/or employee of the Company, and advance the expenses of his defense in any proceeding connected to his service as an officer, director and/or employee of the Company, in each case to the maximum extent permitted by applicable law
In connection with Manny’s 2025 employment agreement, the Compensation Committee awarded Manny a stock option to purchase 375,000 shares of the Company’s common stock. This is further described under the “Compensation Discussion and Analysis – 2024 Compensation – Discretionary Performance Awards.”
Prajzner Employment Agreement
On December 31, 2024, we entered into an employment agreement with Edward Prajzner, our Sr. Executive Vice President and Chief Financial Officer, effective January 1, 2025. Pursuant to his employment agreement, Ed has an annual base salary of $500,000 and a target annual bonus opportunity for 2024 and 2025 equal to 100% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Ed is also eligible for annual equity awards and, for 2024 and 2025, his equity incentive opportunity is 125% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Ed receives an annual automobile allowance of $10,100.
Ed’s employment agreement also provides that if Ed’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 24 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of a special award Ed was granted in March 2023 and any performance-based restricted stock units previously earned and scheduled to vest in the 18 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to two times his target annual bonus opportunity. Any severance benefits payable under Ed’s employment agreement are conditioned upon Ed executing a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
Hammad Employment Agreement
In connection with Hani Hammad’s appointment as Chief Transformation Officer (“CTO”) of the Company on March 26, 2024, the Company and Hani entered into an employment agreement. We have made modifications to his arrangement to account for his new position as Chief Operating Officer (“COO”), effective January 1, 2025. As CTO, Hani’s initial annual base salary was $400,000 and the target annual bonus opportunity was equal to 50% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Mr. Hammad is also eligible for annual equity awards, and the target amount of his equity incentive opportunity for 2024 was 100% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Hani receives an annual automobile allowance of $10,100. In his new position of COO, Hani’s base salary was increased to $450,000 and his target bonus opportunity was increased to 100% of his base salary. Hani’s target for equity awards remained 100% of his base salary, and the size of subsequent annual equity award targets will be determined by the Compensation Committee.
Hani’s employment agreement also provides that if Hani’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 12 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of an award of all 47,058 restricted stock units he received upon his hire as CTO and of any performance-based restricted stock units previously earned and scheduled to vest in the 12 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation of employment occurs during the 90 days preceding or 12 months following a change in

Mistras Group, Inc.	50	2025 Proxy Statement

control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then Hani will receive continuation of his salary for 18 months and in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to one and one-half of (1.5 times) his target annual bonus opportunity. Any severance benefits payable under Hani’s employment agreement are conditioned on Hani’s execution of a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
D’Alterio Employment Agreement
In connection with Gennaro D’Alterio’s appointment as Chief Commercial Officer of the Company on September 10, 2023, the Company and Gennaro entered into an employment agreement. Gennaro’s initial annual base salary is $380,000 and the target annual bonus opportunity is equal to 50% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Gennaro is also eligible for annual equity awards, and the target amount of his equity incentive opportunity for 2024 was 80% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, Gennaro receives an annual automobile allowance of $10,100.
Gennaro’s employment agreement also provides that if Gennaro’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 12 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; (iv) accelerated vesting of an award of restricted stock units he received upon his hire as Chief Commercial Officer and of any performance-based restricted stock units previously earned and scheduled to vest in the 12 month period following his cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation of employment occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then Gennaro will receive continuation of his salary for 18 months and in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to one and one-half of (1.5 times) his target annual bonus opportunity. Any severance benefits payable under Gennaro’s employment agreement are conditioned on Gennaro’s execution of a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.
Smith Employment Agreement
We entered into and employment agreement with John Smith for the position of Executive Vice President and President of Services. John’s initial annual base salary was $450,000 and the target annual bonus opportunity was equal to 50% of his base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). John was also eligible for annual equity awards, and the target amount of his equity incentive opportunity for 2024 was 100% of his base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). In addition, John had exclusive use of a company vehicle.
John’s employment agreement also provided that if John’s employment ceases due to a termination by the Company without cause or his resignation with good reason, he will receive the following severance benefits: (i) continuation of his base salary for 12 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of his cessation of employment; and (iv) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation of employment occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then John will receive continuation of his salary for 18 months and in lieu of the pro-rata annual incentive award referenced in clause (iii) above, he will receive a lump sum payment equal to one and one-half of (1.5 times) his target annual bonus opportunity. Any severance benefits payable under John’s employment agreement are conditioned on John’s execution of a release of claims against the Company and its affiliates. The employment agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, a 12-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.

Mistras Group, Inc.	51	2025 Proxy Statement

Shareholder Proposals and Other Matters
Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. If a shareholder wants us to include such a proposal in our proxy statement for presentation at our 2026 annual shareholders meeting, the proposal must be received by our Corporate Secretary, at 195 Clarksville Road, Princeton Junction, New Jersey 08550, no later than December10, 2025, and all applicable requirements of Rule 14a-8 must be satisfied. If the shareholder submitting the proposal is not the holder of record, the shareholder will need to submit to us proof of ownership for at least one year. This can generally be obtained from the bank, broker or other nominee holding the shares. We are not required to include any proposal received after December 10, 2025 in our proxy materials for the 2026 annual shareholders meeting.
A shareholder may also nominate directors or have other business brought before the 2026 annual shareholders meeting by submitting the nomination or proposal to us on or after January 18, 2026, and on or before February 17, 2026, in accordance with Section 2.14 of our bylaws. If, however, our 2026 shareholders meeting is held before April 19, 2026, or after July 18, 2026, the time period for a shareholder to submit a nomination or proposal will be modified in accordance with Section 2.14 of our bylaws. The nomination or proposal must be delivered to our Corporate Secretary at 195 Clarksville Road, Princeton Junction, New Jersey 08550, and meet all the requirements of our bylaws. Our bylaws are available on our website at http://investors.mistrasgroup.com/governance.cfm.

Mistras Group, Inc.	52	2025 Proxy Statement

Exhibit A
Reconciliation of Non-GAAP Financial Measurements Used for Determining Incentive Compensation to GAAP Financial Measurements
(All Amounts in Thousands)

RECONCILIATION OF NET LOSS (GAAP) TO ADJUSTED EBITDA (NON-GAAP):
FOR THE YEAR ENDED DECEMBER 31, 2024
GAAP: Net loss	18,970
Less: Net income attributable to noncontrolling interests, net of taxes	12
Net loss attributable to Mistras Group, Inc.	18,958
Interest expense	17,067
Benefit for income taxes	5,274
Depreciation and amortization	33,010
Share-based compensation expense	5,071
Reorganization and other related costs, net	5,515
Legal settlement and insurance recoveries, net	(808)
Acquisition-related expense, net	2
Environmental Expenses	1,660
Other income	(1,485)
Foreign exchange loss	(1,807)
Non-GAAP: Adjusted EBITDA	82,457

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO FREE CASH FLOW (NON-GAAP):
FOR THE YEAR ENDED DECEMBER 31, 2024
GAAP: Net cash provided by operating activities	50,129
Less:
Purchases of property, plant and equipment	(17,920)
Purchases of intangible assets	(5,084)
Non-GAAP: Free cash flow	27,143

Mistras Group, Inc.	53	2025 Proxy Statement

MISTRAS

MG
LISTED
NYSE

Scan code with
mobile phone
for MG Investor
Information.

MISTRAS GROUP, INC.
195 CLARKSVILLE ROAD
PRINCETON JUNCTION, NJ 08550

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66029-P25337

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MISTRAS GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas DeBenedictis
02) James J. Forese
03) Richard H. Glanton
04) Michelle J. Lohmeier
05) Charles P. Pizzi
06) Natalia Shuman
07) Manuel N. Stamatakis

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66030-P25337

MISTRAS GROUP, INC.
Annual Meeting of Shareholders
May 19, 2025 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Keefe and Edward Prajzner, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MISTRAS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 19, 2025, being held as a virtual meeting, which can be accessed at www.virtualshareholdermeeting.com/MG2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side